As Filed with the Securities and Exchange Commission on April 23, 2010

Registration No. 333-[-]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

(Registrant)

(Exact name of registrant as specified in its charter)

Delaware	6799	80-6160257
(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

Andrew R. Kaplan, Esq. c/o Jefferies Commodity Investment Services, LLC One Station Place Three North Stamford, CT 06902 (203) 708-6500	Andrew R. Kaplan, Esq. c/o Jefferies Commodity Investment Services, LLC One Station Place Three North Stamford, CT 06902 (203) 708-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq.

James C. Munsell, Esq.

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	(Do not check if a smaller reporting company) ☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee[2]
Jefferies S&P 500 VIX Short-Term Futures ETF Common Units of Beneficial Interest	1,000,000	$100	$100,000,000	$7,130.00

[1]	The proposed maximum aggregate offering price has been calculated assuming that all Shares are sold at a price of $100.00 per Share.
[2]	The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 23, 2010

Jefferies S&P 500 VIX Short-Term Futures ETF

1,000,000 Common Units of Beneficial Interest

Jefferies S&P 500 VIX Short-Term Futures ETF, the Fund, is organized as a Delaware statutory trust. The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. Shares may be purchased from the Fund only by certain eligible financial institutions, called Authorized Participants, and only in one or more blocks of 10,000 Shares, called a Basket. The Fund will issue its Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 10,000 Shares as of the closing time of the NYSE Arca, Inc., or the NYSE Arca, or the CBOE Futures Exchange, or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants may sell the Shares they purchase from the Fund to other investors at prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca and the supply of and demand for Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the NYSE Arca at the time of sale.

The Shares will trade on the NYSE Arca under the symbol VIXX.

Jefferies Commodity Investment Services, LLC, a Delaware limited liability company, will serve as the managing owner, or the Managing Owner, promoter, commodity pool operator and commodity trading advisor of the Fund. The Fund establishes long positions in futures contracts underlying the S&P 500 VIX Short-Term FuturesTM Index ER, or the VIX Futures Index, with a view to tracking the changes, whether positive or negative, in the level of the VIX Futures Index over time. The Fund also may invest in swaps that reference the VIX Futures Index. The Fund is also intended to reflect the excess, if any, of its interest income from its investment in U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities, over its expenses.

The VIX Futures Index was created by Standard and Poor’s Financial Services, LLC, S&P or the Index Sponsor. The VIX Futures Index is designed to provide investors with exposure to one or more maturities of futures contracts on the CBOE Volatility Index®, or the Volatility Index, which reflect implied volatility in the S&P 500® Index at various points along the volatility forward curve, or VIX Futures.

The Volatility Index is a benchmark index designed to estimate expected volatility in large cap U.S. stocks over 30 days in the future by averaging the weighted prices of certain put and call options on the S&P 500® Index. During periods of market instability, the implied level of volatility of the S&P 500® Index typically increases and, consequently, the prices of options linked to the S&P 500® Index typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the Volatility Index to increase. Because the Volatility Index may increase in times of uncertainty, the Volatility Index is commonly known as the “fear gauge” of the broad U.S. equities market. The Volatility Index has historically had negative correlations to the S&P 500® Index.

The Fund does not intend to outperform the VIX Futures Index. The Managing Owner will seek to cause the net asset value of the Fund to track the VIX Futures Index during periods in which the VIX Futures Index is flat or declining as well as when the VIX Futures Index is rising.

Except when aggregated in Baskets, the Shares are not redeemable securities.

THE SHARES ARE SPECULATIVE SECURITIES AND THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE FUND. PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 14.

•	Futures trading is volatile and even a small movement in market prices could cause large losses for investors in the Fund.	•	Investors in the Fund will pay fees in connection with their investment in Shares including asset-based management fees of 0.39% per annum. The Fund will also pay additional fees and expenses up to an aggregate of 0.10% per annum of the daily net asset value of the Fund, or the Overall Expense Cap. The Managing Owner has agreed to pay any additional fees and expenses incurred by the Fund to the extent that they exceed the Overall Expense Cap, subject to reimbursement, as described herein. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.
•

The Managing Owner has not managed any other commodity pools or other positions, and therefore there is no indication of its ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

•	You could lose all or substantially all of your investment.
•	The Fund will be subject to actual and potential conflicts of interest involving the Managing Owner, the Clearing Broker, various futures brokers and the Authorized Participants.

On [—], 2010, Jefferies & Company, Inc., as the Initial Purchaser, subject to certain conditions, agreed to purchase and take delivery of 100,000 Shares, which comprise the initial Baskets, at a purchase price of $100.00 per Share ($1,000,000 per Basket), as described in “Plan of Distribution.” This price has been arbitrarily determined inasmuch as the Shares have no inherent value and it may not be indicative of prices that will prevail in the trading market. The Initial Purchaser proposes, and future Authorized Participants will propose, to offer to the public the Shares at a per-share offering price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for Shares at the time of offer. Shares offered by the Initial Purchaser and any Authorized Participant at different times may have different offering prices. Neither the Initial Purchaser nor any Authorized Participant will receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. The Initial Purchaser and the Authorized Participants may charge a customary brokerage commission. For more information regarding these items of compensation paid to FINRA members, please see the “Plan of Distribution” section on page 75.

Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which the Initial Purchaser or an Authorized Participant sells a Share over the price paid by the Initial Purchaser or such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT. THE SHARES ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF ANY OF THE MANAGING OWNER, THE INITIAL PURCHASER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

[            ], 2010

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE 42 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 10.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 14 THROUGH 27.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THE POOL OPERATOR HAS NOT PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS WILL BE MAINTAINED AT THE OFFICES OF ALPS DISTRIBUTORS, INC., 1290 BROADWAY, SUITE 1100, DENVER, COLORADO 80203; TELEPHONE NUMBER (303) 623-2577; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY THE BANK OF NEW YORK MELLON, 2 HANSON PLACE, 12TH FLOOR, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315-4850. ALL OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE FUND’S FUTURES BROKERS) WILL BE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O JEFFERIES COMMODITY INVESTMENT SERVICES, LLC, ONE STATION PLACE, THREE NORTH, STAMFORD, CT 06902; TELEPHONE NUMBER (203) 708-6500. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR THE FUND CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE AT HTTP://WWW.JAMFUNDS.COM/JCIS. ADDITIONAL REPORTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT

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MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND WILL FILE PERIODIC, QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE FUND WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MANAGING OWNER, THE INITIAL PURCHASER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “THE FUND IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

“STANDARD & POOR’S®”, “S&P®”, “S&P 500®”, “STANDARD & POOR’S 500™” AND “S&P 500 VIX SHORT-TERM FUTURES™” ARE TRADEMARKS OF S&P AND HAVE BEEN LICENSED FOR USE BY THE MANAGING OWNER. “VIX” IS A REGISTERED TRADEMARK OF THE CBOE AND HAS BEEN LICENSED FOR USE BY S&P.

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JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

Prospectus Section	Page

PART ONE DISCLOSURE DOCUMENT

SUMMARY	1

The Fund	1
Shares Listed on the NYSE Arca	1
Purchases and Sales in the Secondary Market, on the NYSE Arca	1
Pricing Information Available on the NYSE Arca and Other Sources	1
CUSIP Number	2
Risk Factors	2
The Trustee	3
The Managing Owner	3
Investment Objective of the Fund; The VIX Futures Index	4
Shares Should Track Closely the Value of the VIX Futures Index	5
The Futures Broker	5
The Administrator	6
The Distributor	7
Limitation of Liabilities	7
Creation and Redemption of Shares	7
The Offering	7
Authorized Participants	7
Net Asset Value	8
Clearance and Settlement	8
Segregated Accounts/Interest Income	8
Fees and Expenses	9
Breakeven Amounts	10
Distributions	10
Fiscal Year	10
Financial Information	10
U.S. Federal Income Tax Considerations	10
Breakeven Table	10
Reports to Shareholders	12

ORGANIZATION CHART	13

THE RISKS YOU FACE	14

(1) The Value of the Shares Relates Directly to the Value of the VIX Futures and Other Assets Held by The Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Fund’s Shares	14
(2) The Fund’s Investments are Indirectly Concentrated in Large-Cap U.S. Equities	14
(3) The Fund Is Subject To Issuer Risk	14

Prospectus Section		Page

(4)	The Fund is Subject To Market Risk	15
(5)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares	15
(6)	Non-concurrent Trading Hours Between the NYSE Arca and the Futures Exchange on Which the VIX Futures are Traded May Impact the Value of Your Investment	15
(7)	The Lack of Active Trading Markets For the Shares May Result in Losses on Your Investment in The Fund at the Time of Disposition of Your Shares	15
(8)	A Liquid Trading Market For Shares Of The Issuers Underlying The S&P 500® Index May Not Develop Or Exist, Which In Turn, May Adversely Affect The Value Of The Shares Of The Fund	15
(9)	Price Volatility May Possibly Cause the Total Loss of Your Investment	16
(10)	Potentially Illiquid Markets, Disruption of Market Trading and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of the Fund And, In Turn, The Net Asset Value Of Your Shares	16
(11)	Because Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss. Therefore, the Value of Your Investment Could Decrease Significantly while Overall Stock Prices are Rising and the Economy as a Whole Prospering	16
(12)	An Investment in Shares May Be Adversely Affected by Competition From Other Methods of Investing in Volatility in Securities	16
(13)	You May Not Rely on Past Index Results in Deciding Whether to Buy Shares, Therefore, You Will Have to Make Your Decision to Invest in the Fund on the Basis of Limited Information	17
(14)	The Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of the VIX Futures Index. As a Result, There Will be Times When the Fund’s Performance Will Not Meet the Investment Expectations of the Shareholders	17
(15)	The Fund is Not Actively Managed and Will Track the VIX Futures Index During Periods in Which the VIX Futures Index Is Flat or Declining as Well as When the VIX Futures Index Is Rising. Therefore, Investors Will Not be Protected Against Declines in the VIX Futures Index That Can Have a Significantly Adverse Impact on the Shares	17

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Prospectus Section		Page

(16)	Shareholders Have No Rights Against the VIX Futures Index Committee For Decisions That May Negatively Affect the Existence of the VIX Futures Index or the VIX Futures Index Level	17
(17)	The Index Committee and Index Sponsor Have No Obligation to Consider Your Interests in Calculating or Revising the VIX Futures Index. Some of Their Actions Could Adversely Affect the Value of the Shares	17
(18)	The Index Committee and Index Sponsor Have No Obligation to Consider Your Interests and May Adjust the VIX Futures Index in ways that May Negatively Affect its Level, and, in Turn, the Value of Your Shares	18
(19)	Jefferies Group, Inc. and Its Affiliates May Publish Research That Conflicts With Each Other and Which May Negatively Impact the Value of the Fund and Your Shares	18
(20)	Calculation of the VIX Futures Index May Not be Possible or Feasible Under Certain Events or Circumstances. Such Interruption in the Index Calculation May Have an Adverse Affect on the Value of Your Shares	18
(21)	The Volatility Index Is a Theoretical Calculation. In Turn, the VIX Futures Are Financially and Not Physically Settled. Therefore, the Value of the VIX Futures May Not be as Accurate as the Value of Physically Settled Futures Contracts	18
(22)	Your Shares Are Not Directly Linked to the Volatility Index and the Value of Your Shares May Be Less Than It Would Have Been Had Your Shares Been Directly Linked to the Volatility Index	18
(23)	The Volatility Index Is A Measure of Forward Volatility of the S&P 500® Index and Your Shares Are Not Linked to the Options Used to Calculate the Volatility Index, to the Actual Volatility of the S&P 500® Index or the Equity Securities Included in the S&P 500® Index, Nor Will the Return on Your Shares Be a Participation in the Actual Volatility of the S&P 500® Index	19

Prospectus Section		Page

(24)	The Level of the Volatility Index Has Historically Reverted to a Long-Term Mean Level and Any Increase in the Spot Level of the Volatility Index Will Likely Continue To Be Constrained	19
(25)	The Policies of the Index Sponsor and the CBOE and Changes That Affect the Composition and Valuation of the S&P 500® Index, the Volatility Index or the VIX Futures Index Could Adversely Affect the Net Asset Value and Market Value of Your Shares	19
(26)	The VIX Futures Index and VIX Index Futures Have Limited Historical Information	20
(27)	A Change In The Ownership Of The VIX Futures Index May Change The Determination, Valuation Methodology Or Any Other Aspect Of The VIX Futures Index In A Manner That May Be Adverse To The VIX Futures Index, And Ultimately, The Value Of Your Shares	20
(28)	Cessation Of Publication Of The VIX Futures Index May Materially And Adversely Affect The Activities Of The VIX Futures Index Futures Contracts, And In Turn, The Managing Owner May Terminate The Fund	20
(29)	The Shares Are a New Securities Product and Their Value Could Decrease If Unanticipated Operational or Trading Problems Arise	20
(30)	The Liquidity Of The Shares Of The Fund May Also Be Affected By The Withdrawal From Participation Of One Or More Authorized Participants With Respect To The Fund, Which Could Adversely Affect The Value Of Your Shares	20
(31)	As the Managing Owner and Its Principals Have No History of Operating Investment Vehicles Like the Fund, Their Experience May Be Inadequate or Unsuitable to Manage the Fund	21
(32)	The Fund Has No Past Performance on Which to Rely on in Deciding Whether to Buy Shares	21
(33)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets and, as a Result, Losses to Your Investment	21
(34)	Changing Prices of the VIX Futures May Result in a Reduced Amount Payable Upon Redemption	21
(35)	The Fund Will Experience A Loss If It Is Required To Sell Treasuries At A Price Lower Than The Price At Which They Were Acquired	22

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Prospectus Section		Page

(36)	You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Fund And May Cause The Fund To Terminate Adversely	22
(37)	The Value of Your Shares May Be Adversely Affected by Redemption Orders That Are Subject to Suspension, Postponement, or Rejection Under Certain Circumstances	22
(38)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders	22
(39)	Possibility of Termination of the Fund May Adversely Affect Your Investment Portfolio	22
(40)	Shareholders In A Delaware Statutory Trust Do Not Have Certain Rights and Protections Enjoyed by Investors in Certain Other Vehicles, Such As Corporations	23
(41)	The Value of the Shares Will Be Adversely Affected If the Fund is Required to Indemnify the Trustee or the Managing Owner	23
(42)	The Net Asset Value Calculation of the Fund, And In Turn, The Value Of Your Shares, May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price Is Not Available on the Date of Net Asset Value Calculation	23
(43)	Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders Will Increase a Shareholder’s Liability	23
(44)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940. Such Protections Are Intended To Decrease Certain Conflicts And Also Impose A Number Of Investment Restrictions And Diversification Requirements	24
(45)	Regulatory Changes or Actions May Alter the Nature of an Investment in the Fund And The Effect Of Such Future Regulatory Changes Or Actions On The Fund Could Be Substantial And Adverse	24
(46)	Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted by Regulatory and Exchange Position

Prospectus Section		Page

	Limits, Position Accountability Levels and Other Rules and Could Result in Tracking Error Between Changes in the Net Asset Value per Share and Changes in the Level of the VIX Futures Index, or Could Result in the Shares Trading at a Premium or Discount to Net Asset Value per Share	24
(47)	The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares	25
(48)	Swap Transactions Are Not Regulated and Are Subject to the Risk of Counterparty Non-Performance Resulting in a Fund Not Realizing a Trading Gain	25
(49)	Shareholders Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions	26
(50)	Items of Income, Gain, Deduction, Loss and Credit with Respect to Shares Could Be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by the Fund in Allocating Fund Tax Items	26
(51)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future, And In Turn, May Adversely Affect The Value Of Your Shares	26
(52)	Failure of Futures Commission Merchants or Futures Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All	26
(53)	You Should Consult Your Own Legal, Tax And Financial Advisers Regarding The Desirability Of An Investment In The Shares Because No Independent Advisers Were Appointed To Represent You In Connection With The Formation And Operation Of The Fund	27

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS		27

INVESTMENT OBJECTIVES OF THE FUND		28

	Investment Objectives	28

	Role of Managing Owner	29

DESCRIPTION OF THE VIX FUTURES INDEX		30

GENERAL INFORMATION		30

	Publication of Index Values	31

	The S&P 500® Index	31

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SUMMARY (cont’d)

SUMMARY

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information. You should read the entire Prospectus, including all exhibits to the registration statement of which this Prospectus is a part, before deciding to invest in Shares. This Prospectus is intended to be used beginning [    ], 2010.

The Fund

The Fund was formed as a Delaware statutory trust on April 21, 2010. The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Fund is perpetual (unless terminated earlier in certain circumstances). The principal office of the Fund is located at c/o Jefferies Commodity Investment Services, LLC, One Station Place, Three North, Stamford, CT 06902, and the telephone number is (203) 708-6500.

Shares Listed on the NYSE Arca

The Shares will be listed on the NYSE Arca under the symbol VIXX.

Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Secondary Market, on the NYSE Arca

The Shares will trade on the NYSE Arca like any other equity security.

Baskets of Shares may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser. It is expected that Baskets will be created when there is sufficient demand for Shares and the market price per Share is at a premium to the net asset value per Share. Authorized Participants are expected to sell such Shares, which will be listed on the NYSE Arca, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca and the supply of and demand for the Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the NYSE Arca at the time of sale. Similarly, it is expected that Baskets will be redeemed when the market price per Share is at a discount to the net asset value per Share. Investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares may not be identical to the net asset value per Share, but these valuations generally are expected to be very close. Investors will be able to use the indicative intra-day value per Share to determine if they want to purchase in the secondary market via the NYSE Arca. The intra-day indicative value per Share is based on the prior day’s final net asset value, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s futures contracts and holdings of United States Treasuries and other high credit quality short-term fixed income securities to provide a continuously updated estimated net asset value per Share.

Investors may purchase and sell Shares through traditional brokerage accounts. Purchases and sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Pricing Information Available on the NYSE Arca and Other Sources

The following table lists additional NYSE Arca symbols and their meanings with respect to the Fund and the S&P 500 VIX Short-Term FuturesTM Index ER, or the VIX Futures Index:

VIXXSO	Intra-day indicative value per Share
VIXXNV	End of day net asset value of the Fund
VIXXIV	Intra-day and Index closing level as of close of NYSE Arca from the prior day

The intra-day data in the above tables will be published once every fifteen seconds throughout each trading day.

Standard and Poor’s Financial Services, LLC, S&P or the Index Sponsor, will publish the daily

SUMMARY (cont’d)

closing level of the VIX Futures Index as of the close of the NYSE Arca. The Managing Owner will publish the net asset value of the Fund and the net asset value per Share daily. Additionally, the Index Sponsor will publish the intra-day Index level, and the Managing Owner will publish the indicative value per Share (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information will be published as follows:

The intra-day level of the VIX Futures Index (symbol: VIXXIV) and the intra-day indicative value per Share (symbol: VIXXSO) (each quoted in U.S. dollars) will be published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto.

The current trading price per Share (symbol: VIXX) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto.

The most recent end-of-day Index closing level (symbol: VIXXIV) will be published as of the close of the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: VIXXNV) will be published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund will be published the following morning on the consolidated tape.

All of the foregoing information with respect to the VIX Futures Index will also be published at http://www.[            ].

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the VIX Futures Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the VIX Futures Index or any data included in the VIX Futures Index.

CUSIP Number

The Fund’s CUSIP number is [            ].

Risk Factors

An investment in Shares is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks of the Fund. The Fund has particular risks that are set forth elsewhere in this Prospectus.

•	The Fund has no operating history. Therefore, a potential investor has no performance history to serve as a factor for evaluating an investment in the Fund.

•	Past performance is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

•	The trading of the Fund takes place in very volatile markets and even a small movement in market prices could cause large losses for investors in the Fund.

•

The Managing Owner was formed to be the managing owner of investment vehicles such as the Fund and has no performance history. The success of the Fund’s trading program will depend upon the skill of the Managing Owner and its trading principals.

•

The Fund will be subject to fees and expenses in the aggregate amount of approximately 0.49% per annum as described herein and will be successful only if its annual returns from futures trading, plus its annual interest income from its holdings of U.S. Treasury bills generally with a maturity of less than one year and other high credit quality short-term fixed income securities, exceed such fees and expenses of approximately 0.49% per annum. The Fund is expected to earn interest income equal to 0.15% per annum, based upon the yield of 3-month U.S. Treasury bills as of April 23, 2010. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, the Fund will be required

SUMMARY (cont’d)

to earn approximately 0.34% per annum, or $0.34 per annum per Share at $100.00 as the net asset value per Share, assuming that the Fund has not experienced gains or losses from its futures trading, in order for an investor to break even on an investment during the first twelve months of an investment.

•

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the VIX Futures Index or any VIX Future by investing in a specific futures contract that is a part of the VIX Futures Index, the Fund may invest in one or more swaps referencing the VIX Futures Index. Investing in swaps exposes the Fund to counterparty risk, or the risk that a swaps counterparty will default on its obligations under the swap.

•

The VIX Futures have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. VIX Futures have frequently exhibited very high contango in the past, resulting in a significant cost to “roll” the futures. The existence of contango in the futures markets could result in negative “roll yields”, which could adversely affect the value of the VIX Futures Index underlying your Shares.

•	There can be no assurance that the Fund will achieve profits or avoid losses, significant or otherwise.

•

Performance of the Fund may not track the VIX Futures Index during particular periods or over the long term. Such tracking error may cause the Fund to outperform or underperform the VIX Futures Index to the detriment of the investors in the Fund in the case of underperformance of the VIX Futures Index.

•

Certain potential conflicts of interest exist. The futures brokers may have a conflict of interest between their execution of trades for the Fund and for their other customers. More specifically, the futures brokers will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the futures brokers have fewer resources to allocate to the Fund’s account due to the existence of such other clients. Allocation of resources between the Fund adds to the potential conflict. Proprietary trading by the Managing Owner, its affiliates, and its and their trading principals may create conflicts of interest from time-to-time because such proprietary trades may take a position that is opposite of that of the Fund or may compete with the Fund for certain positions within the marketplace. See “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has established procedures designed to resolve certain of these conflicts equitably, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund.

The Trustee

Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the sole trustee of the Fund. The Trustee has only nominal duties and liabilities to the Fund.

The Managing Owner

Jefferies Commodity Investment Services, LLC, a Delaware limited liability company, is the promoter, and will serve as Managing Owner of the Fund. The Managing Owner was formed on December 2, 2009. The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund. The Managing Owner has no experience in operating commodity pools and managing futures trading accounts. The Managing Owner has been registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and has been a member of the National Futures Association, or the NFA, since December 22, 2009. As a registered commodity pool operator and commodity trading advisor, with respect to the Fund,

SUMMARY (cont’d)

the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner also will be subject to periodic inspections and audits by the CFTC and NFA. The principal office of the Managing Owner is located at One Station Place, Three North, Stamford, CT 06902. The telephone number of the Managing Owner is (203) 708-6500.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Fund and has no history of past performance. The Managing Owner has not managed any other commodity pools or other positions, and therefore there is no indication of its ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.39% per annum of the daily net asset value of the Fund. The Management Fee will be paid in consideration of the Managing Owner’s futures trading advisory services.

Investment Objective of the Fund; The VIX Futures Index

The Fund establishes long positions in futures contracts underlying the VIX Futures Index, with a view to tracking the changes, whether positive or negative, in the level of the VIX Futures Index, over time. The Fund also may invest in swaps that reference the VIX Futures Index. The Fund is also intended to reflect the excess, if any, of its interest income from its investment in U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities, over its expenses.

The VIX Futures Index is designed to provide an exposure to one or more maturities of futures contracts on the CBOE Volatility Index, or the Volatility Index, which reflect implied volatility in the S&P 500® Index at various points along the volatility forward curve, or VIX Futures. VIX Futures trade on the CBOE Futures Exchange, or the CFE. The Volatility Index is a benchmark index designed to estimate expected volatility in large cap U.S. stocks over 30 days in the future by averaging the weighted prices of certain put and call options on the S&P 500® Index. During periods of market instability, the implied level of volatility of the S&P 500® Index typically increases and, consequently, the prices of options linked to the S&P 500® Index typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the Volatility Index to increase. Because the Volatility Index may increase in times of uncertainty, the Volatility Index is commonly known as the “fear gauge” of the broad U.S. equities market. The Volatility Index has historically had negative correlations to the S&P 500® Index.

The VIX Futures Index measures the return from a daily rolling long position in the first and second month VIX Futures, targeting a constant weighted average futures maturity of one month. The Fund will acquire and roll long positions in the first and second month VIX Futures with a view to tracking the level of the VIX Futures Index over time.

The Fund will both roll and rebalance its holdings of VIX Futures in a manner that is consistent with the method described under “Description of the VIX Futures Index.”

The VIX Futures Index was created by the Index Sponsor.

The Fund does not intend to outperform the VIX Futures Index. The Managing Owner will seek to cause the net asset value of the Fund to track the VIX Futures Index during periods in which the VIX Futures Index is flat or declining as well as when the VIX Futures Index is rising.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares will trade on the NYSE Arca and provide investors with indirect access to the futures markets. The Shares may be bought and sold throughout the business day at real-time prices on the NYSE Arca like other exchange-listed securities. Investors may purchase and sell Shares through traditional brokerage accounts. Investors may, for example, place market, stop, or limit orders on the Shares, giving them more control over the purchases and sales of their Shares.

SUMMARY (cont’d)

•

Margin. Shares are eligible for margin accounts allowing investors that trade more frequently to leverage the ability to participate in securities lending programs to increase their opportunities to invest in the Shares.

•

Shares May Provide A More Cost Effective Alternative. Investing in the Shares can be easier and less expensive for an investor than either constructing and trading a comparable portfolio of VIX Futures.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the VIX Futures Index or any VIX Future by investing in a specific futures contract that is a part of the VIX Futures Index, the Fund may invest in one or more swaps referencing the VIX Futures Index.

The level of the VIX Futures Index is calculated in accordance with the method described in “— Composition of the VIX Futures Index” below. The value of the VIX Futures Index in real time and at the close of trading on each Index business day will be published by Bloomberg L.P. or a successor under the ticker symbol VIXXSP.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the VIX Futures Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the VIX Futures Index or any data included in the VIX Futures Index.

The intra-day indicative value per Share is based on the prior day’s final net asset value, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s futures contracts. The final net asset value of the Fund and the final net asset value per Share will be calculated as of the closing time of the NYSE Arca or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, and posted in the same manner. Although a time gap may exist between the close of the NYSE Arca and the CFE, the exchange on which the VIX Futures are traded, there is no effect on the net asset value calculations as a result.

The value of the Shares is expected to fluctuate in relation to changes in the net asset value of the Fund. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are generally expected to be very close. See “The Risks You Face – (5) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares.”

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. The Fund has no performance history.

Shares Should Track Closely the Value of the VIX Futures Index

The Shares are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the levels of the VIX Futures Index.

The value of the Shares is expected to fluctuate in relation to changes in the value of the Fund’s portfolio. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations generally are expected to be very close.

The Fund will hold a portfolio of VIX Futures as well as cash and U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities for deposit with the Fund’s Clearing Broker as margin. The Fund’s portfolio will be traded with a view to tracking the VIX Futures Index, whether the VIX Futures Index is rising, falling or flat over any particular period. The Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions.

The Futures Broker

A variety of executing brokers will execute futures transactions on behalf of the Fund. Such executing brokers will give-up all such transactions to [            ], which will serve as the Fund’s clearing broker, or Clearing Broker. The Clearing Broker may execute and will clear the Fund’s futures transactions and will perform certain administrative services for the Fund. [            ] is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

SUMMARY (cont’d)

The Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees (as defined herein) and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Clearing Broker are expected to be less than $[            ] per round-turn trade, although the Clearing Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator

The Managing Owner, on behalf of the Fund, has appointed The Bank of New York Mellon as the administrator, or Administrator, of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon will serve custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon will serve the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the current list of names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-4412. A list of the names of the parties that have executed a Participant Agreement as of the date of this Prospectus may be found in the “Plan of Distribution” Section. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. The Administrator will retain certain financial books and records, including: Basket creation and redemption books and records, fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement.

The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Fund will pay to the Administrator up to [            ]% of the daily net asset value per annum of the Fund for administration fees, monthly in arrears. If the monthly administration fees exceed [    ], the amount above [    ] will be paid to by the Managing Owner.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $[            ] per order. These transaction processing fees are paid by the Authorized Participants and not by the Fund.

SUMMARY (cont’d)

The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

The Distributor

The Managing Owner, on behalf of the Fund, has appointed ALPS Distributors, Inc., or ALPS Distributors, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. ALPS Distributors will retain all marketing materials at c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577. Investors may contact ALPS Distributors toll-free in the U.S. at (877) 369-4617. The Fund has entered into a Distribution Services Agreement with ALPS Distributors. ALPS Distributors is affiliated with ALPS Fund Services, Inc., a Denver-based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed-end, hedge and exchange-traded funds, with over 340,000 shareholder accounts and approximately $22 billion in client mutual fund assets under administration. ALPS Distributors provides distribution services to approximately $220 billion in client assets.

The Fund will pay ALPS Distributors for performing its duties on behalf of the Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers.

Limitation of Liabilities

You cannot lose more than your investment in the Shares. Shareholders will be entitled to limitation on liability equivalent to the limitation on liability enjoyed by stockholders of a Delaware business corporation for profit.

Creation and Redemption of Shares

The Fund will create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 10,000 Shares. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in the Fund will be created by the Initial Purchaser. Baskets are created and redeemed continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create or redeem a Basket is accepted by the Fund, at the net asset value of 10,000 Shares as of the closing time of the NYSE Arca or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, on the date that a valid order to create or redeem a Basket is accepted by the Fund. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $[            ] in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

See “Creation and Redemption of Shares” for more details.

The Offering

On [    ], 2010, Jefferies & Company, Inc., as the Initial Purchaser, subject to certain conditions, agreed to purchase and take delivery of 10,000 Shares, which comprise the initial Baskets, at a purchase price of $100.00 per Share ($1,000,000 per Basket), as described in “Plan of Distribution.”

The Fund will issue Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 10,000 Shares as of the closing time of the NYSE Arca or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants, except that the initial

SUMMARY (cont’d)

Baskets in the Fund will be created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. The list of current Authorized Participants can be obtained from the Administrator.

Net Asset Value

Net asset value means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

The Fund is designed to track the changes, whether positive or negative, in the VIX Futures Index and it tracks the VIX Futures Index through periods when the VIX Futures Index is flat or declining as well as when the VIX Futures Index is rising. Accordingly, the net asset value of the Fund is generally expected to be very close to the level of the VIX Futures Index.

See “Description of the Shares; The Fund; Certain Material Terms of the Declaration of Trust – Net Asset Value” for more details.

Clearance and Settlement

The Shares are evidenced by a global certificate that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Segregated Accounts/Interest Income

The proceeds of the offering will be deposited in cash in a segregated account in the name of the Fund at the Clearing Broker (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. The Fund will be credited with 100% of the interest earned on its average net assets on deposit with the Clearing Broker or such other financial institution each month. In an attempt to increase interest income earned, the Managing Owner expects to invest the non margin assets of the Fund in U.S. Treasury bills generally with a maturity of less than one year, certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations and other high credit quality short-term fixed income securities. Currently, the current interest rate expected to be earned by the Fund is estimated to be 0.15% per annum, based upon the yield of 3-month U.S. Treasury bills as of April 23, 2010.

This interest income will be used by the Fund to pay its own expenses. See “Fees and Expenses” for more details.

SUMMARY (cont’d)

Fees and Expenses

Management Fee	The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.39% per annum of the daily net asset value of the Fund. The Management Fee will be paid in consideration of the Managing Owner’s futures trading advisory services.

Organization and Offering Expenses	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), subject to the Overall Expense Cap described below.

Brokerage Commissions and Fees	The Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities, collectively, Brokerage Expenses, subject to the Overall Expense Cap described below. On average, total charges paid to the Clearing Broker are expected to be less than [$ ] per round-turn trade, although the Clearing Broker’s brokerage commissions and fees will be determined on a contract-by-contract basis.

Routine Operational, Administrative and Other Ordinary Expenses	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation fees and expenses, filing fees, and printing, mailing and duplication costs, subject to the Overall Expense Cap described below.

Overall Expense Cap	The Managing Owner has agreed to pay the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), the Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund, which we refer to as Covered Expenses, to the extent that, in the aggregate, they exceed 0.10% per annum of the daily net asset value of the Fund in any month, or the Overall Expense Cap. Any such amounts paid by the Managing Owner will be subject to reimbursement by the Fund, without interest. Any expense reimbursement payment during any month will be counted toward the 0.10% per annum overall expense cap in respect of such month. If in any month the Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. If the Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time.

Extraordinary Fees and Expenses	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all the extraordinary fees and expenses, if any, of itself. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First Out of Interest Income	The Management Fee, all expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of Shares, Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund (including reimbursement payments to the Managing Owner) will be paid first out of interest income from the Fund’s holdings of U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities on deposit with the Clearing Broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

Selling Commission	Investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Breakeven Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares during the first twelve months of investment is 0.49% per annum of the net asset value of the Fund, plus the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares.

•

The Fund will be subject to fees and expenses in the aggregate amount of approximately 0.49% per annum as described herein and will be successful only if its annual returns from futures trading, plus its annual interest income from its holdings of U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities, exceed such fees and expenses of approximately 0.49% per annum. The Fund is expected to earn interest income equal to 0.15% per annum, based upon the yield of 3-month U.S. Treasury bills as of April 23, 2010. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, the Fund will be required to earn approximately 0.34% per annum, or $0.34 per annum per Share at $100.00 as the net asset value per Share, assuming that the Fund does not experience gains or losses from its futures trading, in order for an investor to break even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of U.S. Treasury bills, generally with a maturity of less than one year.

Distributions

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its holdings of U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the

Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The Fund’s fiscal year ends on December 31 of each year.

Financial Information

The Fund was recently organized and has no financial history.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each beneficial owner of Shares will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the owner’s taxable year.

Additionally, please refer to the “Material U. S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Breakeven Table

The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial $100.00 investment in a Share to equal the amount originally invested twelve months after issuance.

The Breakeven Table, as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its net asset value, other than brokerage commissions.

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Breakeven Table

	Dollar Amount and Percentage of Expenses of the Fund[9]
Expense[1]	$	%

Management Fee	$0.39	0.39%

Organization and Offering Expense and Routine Operational, Administrative and Other Ordinary Expenses[2,4,5,9]	$0.02	0.02%

Brokerage Commissions and Fees[3,9,7]	$0.08	0.08%

Interest Income[6]	$(0.15)	(0.15)%

12-Month Break-even[8]	$0.34	0.34%

1.	The breakeven analysis assumes that the Shares have a constant month-end Fund net asset value and is based on $100.00 as the net asset value per Share. See “Charges” on page 49 for an explanation of the expenses included in the “Breakeven Table.”
2.	The Fund will pay all of the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), subject to the Overall Expense Cap described in Footnote 9.
3.	The actual amount of brokerage commissions and trading fees to be incurred by the Fund will vary based upon the trading frequency of the Fund and the specific futures contracts traded.
4.	The Fund will be responsible for paying all routine operational, administrative and other ordinary expenses of the Fund.
5.	In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $[ ] per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.
6.	Interest income currently is estimated to be earned at a rate of 0.15%, based upon the yield on 3-month U.S. Treasury bills as of April 23, 2010. Actual interest income could be higher or lower.
7.	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
8.	The Fund is subject to (i) a Management Fee of 0.39% per annum, (ii) estimated brokerage commissions and fees of 0.08% per annum and (iii) estimated routine Operational, administrative and other ordinary expenses of 0.02% per annum. Items (ii) and (iii) above are subject to the Overall Expense Cap described in Footnote 9. The Fund is subject to fees and expenses in the aggregate amount of approximately 0.49% per annum. The Fund will be successful only if its annual returns from the underlying futures contracts, including annual income from U.S. Treasury bills generally with a maturity of less than one year, exceeds approximately 0.49% per annum. The Fund is expected to earn 0.15% per annum, based upon the yield of 3-month U.S. Treasury bills as of April 23, 2010. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, the Fund would be required to earn approximately 0.34% per annum, assuming that the Fund has not experienced either gains or losses resulting from investing in the underlying futures contracts, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower. The Fund is subject to the Overall Expense Cap described in Footnote 9.
9.	The Managing Owner has agreed to pay the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), the Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund, which we refer to as Covered Expenses, to the extent that, in the aggregate, they exceed 0.10% per annum of the daily net asset value of the Fund in any month, or the Overall Expense Cap. Any such amounts paid by the Managing Owner will be subject to reimbursement by the Fund, without interest. Any expense reimbursement payment during any month will be counted toward the 0.10% per annum overall expense cap in respect of such month. If in any month the Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. If the Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.

You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.jamfunds.com/jcis. The Fund will file periodic, quarterly and annual reports with the SEC. Investors can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

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ORGANIZATION CHART

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

THE RISKS YOU FACE

You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

Market and Related Risks

(1)	The Value of the Shares Relates Directly to the Value of the VIX Futures and Other Assets Held by The Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Fund’s Shares.

The Shares are designed to reflect as closely as possible the changes, whether positive or negative, in the level of the VIX Futures Index, over time, through the Fund’s portfolio of VIX Futures, or, if applicable, swaps that reference the VIX Futures Index. The value of the Shares relates directly to the changes in market value, whether positive or negative, of the VIX Futures and the value of the U.S. Treasury bills generally with a maturity of less than one year and other high credit quality short-term fixed income securities, less the liabilities (including estimated accrued but unpaid expenses) of the Fund.

The price of the VIX Futures may fluctuate widely. Several factors may affect the price of the VIX Futures, including, but not limited to:

•

Prevailing market prices and forward volatility levels of the U.S. stock markets, the equity securities included in the S&P 500® Index and the S&P 500® Index, and prevailing market prices of options on the S&P 500® Index, the Volatility Index, options on the Volatility Index, related futures contracts on the Volatility Index, or any other financial instruments related to the S&P 500® Index and the Volatility Index;

•	Expectations among market participants that the value of securities included in the S&P 500® Index will soon change;

•	Expectations among market participants that the volatility as measured by the Volatility Index will either increase or decrease, as applicable, which will then affect the value of the VIX Futures, and ultimately the value of your Shares;

•	Global and domestic supply and demand of each of the equity securities underlying the S&P 500® Index;

•	Supply and demand of with respect to the VIX Futures;

•	Supply and demand in the listed and over-the-counter equity derivative markets;

•	Investment and trading activities of mutual funds, hedge funds and futures funds; and

•	Global or regional political, economic, geographic, ecological or financial events and situations.

(2)	The Fund’s Investments Are Indirectly Concentrated in Large-Cap U.S. Equities.

Because the Volatility Index is calculated by reference to the prices of options on the securities comprising the S&P 500® Index, all of which are large-cap U.S. equity securities, the Fund will be subject to the implied volatility of large-cap U.S. equities only. As a result, the Fund will be non-diversified in that the Fund will not gain an exposure to the implied volatility of other types of equities (e.g., mid-cap equities, small-cap equities, foreign equities, etc.). This concentrated exposure to the implied volatility of large-cap U.S. equities only may result in greater volatility in the levels of the Volatility Index, the VIX Futures Index and the value of the Shares than could be achieved through a diversified exposure to the implied volatility of the broader equity markets.

(3)	The Fund Is Subject To Issuer Risk.

The prices of the VIX Futures and the profitability of an investment in Shares depends upon the performance of individual companies comprising the S&P 500® Index. Any issuer may perform poorly, causing the value of its securities to decline. Poor performance may be caused by poor management decisions, competitive pressures, changes in technology, disruptions in supply, labor problems or shortages, corporate restructurings, fraudulent disclosures or other factors. Issuers may, in times of distress or on their own discretion, decide to reduce or eliminate dividends, which may also cause their stock prices to decline, which may negatively impact the S&P 500® Index. Any adverse effect on the value of the VIX Futures will adversely affect the value of your Shares.

(4)	The Fund is Subject To Market Risk.

The Fund’s net asset value is based, in part, upon the changes in the value of the VIX Futures, which in turn, react to expectations regarding securities market movements. Historically, the equities markets have moved in cycles, and the value of the VIX Futures may fluctuate significantly on a daily basis, which would affect the net asset value of your Shares.

(5)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares.

The net asset value per Share will change as fluctuations occur in the market value of its portfolio. Investors should be aware that the public trading price of a Basket may be different from the net asset value of a Basket (i.e., 10,000 Shares may trade at a premium over, or a discount to, net asset value of a Basket) and similarly the public trading price per Share may be different from the net asset value per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are closely related, but not identical, to the same forces influencing the prices of the VIX Futures comprising the VIX Futures Index, trading individually or in the aggregate at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Basket at a discount to the public trading price of the Shares or can redeem a Redemption Basket at a premium over the public trading price of the Shares. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share closely over time.

(6)	Non-concurrent Trading Hours Between the NYSE Arca and the Futures Exchange on Which the VIX Futures are Traded May Impact the Value of Your Investment.

The value of a Share may be influenced by non-concurrent trading hours between the NYSE Arca and the futures exchange on which the VIX Futures are traded. While the Shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Time, the VIX Futures trade on the CBOE Futures Exchange, or the CFE, from 7:30 a.m. to 2:15 p.m. Eastern Time. As a result, during periods when the NYSE Arca is open and the CFE on which the VIX Futures are traded is closed, liquidity in the VIX Futures market will be reduced or extremely limited, thus trading spreads and the resulting premium or discount on the Shares may widen, increasing the difference between the price of the Shares and the net asset value of such Shares.

(7)	The Lack of Active Trading Markets For the Shares May Result in Losses on Your Investment in The Fund at the Time of Disposition of Your Shares.

Although the Shares will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than the price you would receive if an active market did exist.

(8)	A Liquid Trading Market For Shares Of The Issuers Underlying The S&P 500® Index May Not Develop Or Exist, Which In Turn, May Adversely Affect The Value Of The Shares Of The Fund.

Although most of the shares of the issuers that comprise the S&P 500® Index, or Portfolio Securities, are listed on national securities exchanges and are widely held, the existence of a liquid trading market for certain of the Portfolio Securities may depend upon whether dealers will make a market in such Portfolio Securities.

There can be no assurance that a market will be made for any Portfolio Securities, that any market will be maintained or that any such market will be or remain liquid with respect to the Portfolio Securities. The price at which Portfolio Securities may be sold will be adversely affected if trading markets for Portfolio Securities are limited or absent. The absence of a liquid trading market for Portfolio Securities could lead to illiquidity in the markets for options on Portfolio Securities, which, in turn, could impact the calculation of the Volatility Index, the price of VIX Futures, the levels of the VIX Futures Index, and in turn, the Fund.

(9)	Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

(10)	Potentially Illiquid Markets, Disruption of Market Trading and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of the Fund And, In Turn, The Net Asset Value Of Your Shares.

The futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, government intervention and exchange regulation.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. The large size of the positions which the Fund may acquire increases the risk of illiquidity by making its positions more difficult to liquidate while increasing the losses incurred while trying to do so.

In addition, U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular futures contract or forcing the liquidation of futures contracts at disadvantageous times or prices. Should the Fund invest in alternative VIX Futures it may be subject to “daily price fluctuation limits.”

Although the VIX Futures are not currently subject to “daily price fluctuation limits,” the CFE may impose such “daily price fluctuation limits” in the future. However, the VIX Futures are currently subject to “circuit breaker” halts. If the New York

Stock Exchange becomes subject to a market wide trading halt commonly known as a circuit breaker, trading in the VIX Futures will also halt.

Market illiquidity and price accountability may cause losses for the Fund, and in turn, the value of your Shares.

(11)	Because Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss. Therefore, the Value of Your Investment Could Decrease Significantly while Overall Stock Prices are Rising and the Economy as a Whole Prospering.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in the Shares does not involve acquiring any asset with intrinsic value. Historically the Volatility Index has exhibited a negative correlation to the stock market and, therefore, the value of your investment in the Fund could decrease significantly, while overall stock prices are rising and the economy as a whole is prospering.

(12)	An Investment in Shares May Be Adversely Affected by Competition From Other Methods of Investing in Volatility in Securities.

The Fund constitutes a new, and thus initially untested, type of investment vehicle. It competes with other financial vehicles, including other commodity pools, hedge funds, and other instruments offered by other managers or issuers, such as notes or other forms of debt that are linked to the returns from the volatility of the S&P 500® Index. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or other instruments, which could limit the market for the Shares and reduce the liquidity of the Shares.

Index Related Risks

(13)	You May Not Rely on Past Index Results in Deciding Whether to Buy Shares, Therefore, You Will Have to Make Your Decision to Invest in the Fund on the Basis of Limited Information.

The VIX Futures Index has a limited history which might (or might not) be indicative of the future Index results or of the future performance of the Fund. Therefore, you will have to make your decision to invest in the Fund on the basis of limited information.

(14)	The Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of the VIX Futures Index. As a Result, There Will be Times When the Fund’s Performance Will Not Meet the Investment Expectations of the Shareholders.

It is possible that the Fund’s performance may not fully replicate the changes in the level of the VIX Futures Index, due to disruptions in the markets for the VIX Futures, the imposition of position accountability by a futures exchange or the creation and imposition of new speculative position limits, or due to other extraordinary circumstances. As the Fund approaches or reaches its position accountability limits with respect to the VIX Futures comprising the VIX Futures Index, or the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to any VIX Future by investing in a specific futures contract that is a part of the VIX Futures Index, the Fund may invest in one or more swaps referencing the VIX Futures Index. In addition, the Fund is not able to replicate exactly the changes in the level of the VIX Futures Index, because the total return generated by the Fund is reduced by expenses and transaction costs, including those incurred in connection with the Fund’s trading activities, and increased by interest income from the Fund’s holdings of U.S. Treasury bills and other short-term high quality fixed income securities, as applicable. Tracking the VIX Futures Index requires trading of the Fund’s portfolio with a view to tracking the VIX Futures Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(15)	The Fund is Not Actively Managed and Will Track the VIX Futures Index During Periods in Which the VIX Futures Index Is Flat or Declining as Well as When the VIX Futures Index Is Rising. Therefore, Investors Will Not be Protected Against Declines in the VIX Futures Index That Can Have a Significantly Adverse Impact on the Shares.

The Fund is not actively managed by traditional methods. For example, if the VIX Futures owned by the Fund are declining in value, the Fund will not close out such positions, except in connection with a change in the composition or weighting of the VIX Futures Index. The Managing Owner will seek to cause the net asset value of the Fund to track the VIX Futures Index during periods in which the VIX Futures Index is flat or declining as well as when the VIX Futures Index is rising.

(16)	Shareholders Have No Rights Against the VIX Futures Index Committee For Decisions That May Negatively Affect the Existence of the VIX Futures Index or the VIX Futures Index Level.

Although the S&P 500 VIX Futures Index Committee, or the Index Committee, may make certain decisions (such as discontinuing the VIX Futures Index) that may negatively affect the existence of the VIX Futures Index or the VIX Futures Index levels, Shareholders will have no rights against the Index Committee. The Index Committee has no obligations relating to this offering or to the Shareholders.

(17)	The Index Committee and Index Sponsor Have No Obligation to Consider Your Interests in Calculating or Revising the VIX Futures Index. Some of Their Actions Could Adversely Affect the Value of the Shares.

The Index Committee and Index Sponsor calculate and maintain the VIX Futures Index. The Index Committee may add, eliminate or substitute the instruments underlying the VIX Futures Index or make other methodological changes that may change the level of the VIX Futures. You should realize that changing an underlying instrument included in the VIX Futures Index may significantly affect its results, either negatively or positively. Additionally, the Index Committee and/or the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the VIX Futures. Any of these actions could adversely affect the value of the Shares. The Index Committee and Index Sponsor have no obligation to consider your interests in calculating or revising the VIX Futures.

(18)	The Index Committee and Index Sponsor Have No Obligation to Consider Your Interests and May Adjust the VIX Futures Index in ways that May Negatively Affect its Level, and, in Turn, the Value of Your Shares.

The Index Committee and Index Sponsor calculate and maintain the VIX Futures Index. The Index Committee is entitled to exercise limited discretion in relation to the VIX Futures Index, including, but not limited to, calculating the VIX Futures Index levels should an extraordinary event (as provided by the VIX Futures Index rules) occur. Although the Index Committee will act and make all determinations in good faith, it should be noted that the policies and judgments for which the Index Committee is responsible may have an impact, positive or negative, on the VIX Futures Index levels, and in turn, the value of your Shares.

(19)	Jefferies Group, Inc. and Its Affiliates May Publish Research That Conflicts With Each Other and Which May Negatively Impact the Value of the Fund and Your Shares.

Jefferies Group, Inc. and its affiliates may publish research from time-to-time on the futures and equities markets and other matters that may influence the value of the Shares, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Shares. Jefferies Group, Inc. and its affiliates may have published or may publish in the future research or other opinions that call into question the investment view implicit in an investment in the Shares. Any research, opinions or recommendations expressed by these entities may not be consistent with each other and may be modified from time-to-time without notice. Shareholders should make their own independent investigation of the merits of investing in the Shares.

(20)	Calculation of the VIX Futures Index May Not be Possible or Feasible Under Certain Events or Circumstances. Such Interruption in the Index Calculation May Have an Adverse Affect on the Value of Your Shares.

Calculation of the VIX Futures Index may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Index Sponsor, and in turn, may adversely impact both the VIX Futures Index and/or the VIX Futures, as applicable. Additionally, Index calculations may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse affect the value of your Shares.

(21)	The Volatility Index Is a Theoretical Calculation. In Turn, the VIX Futures Are Financially and Not Physically Settled. Therefore, the Value of the VIX Futures May Not be as Accurate as the Value of Physically Settled Futures Contracts.

The Volatility Index is a theoretical calculation and cannot be traded on a spot price basis. The settlement price of VIX Futures is based on this theoretically derived calculation. As a result, the behavior of the VIX Futures may be different from futures contracts whose settlement price is based on a tradable asset. Therefore, the settlement price of the VIX Futures may not be as accurate as the settlement price of a physically based futures contract, and in turn, the value of your Shares may be adversely affected.

(22)	Your Shares Are Not Directly Linked to the Volatility Index and the Value of Your Shares May Be Less Than It Would Have Been Had Your Shares Been Directly Linked to the Volatility Index.

The value of your Shares will be linked to the value of the VIX Futures Index, and your ability to benefit from any rise or fall in the level of the Volatility Index will be indirect and limited. The VIX Futures Index is based upon holding a rolling long position in the VIX Futures, which are linked to the changes in the Volatility Index. These VIX Futures will not necessarily track the changes in the value of the Volatility Index. Your Shares may not benefit from increases in the level of the Volatility Index because such increases will not necessarily cause the level of the VIX Futures to rise in a commensurate amount, or at all. Accordingly, a hypothetical investment that was linked directly to the Volatility Index could generate a higher return than your Shares, which are indirectly linked to the Volatility Index.

(23)

The Volatility Index Is A Measure of Forward Volatility of the S&P 500® Index and Your Shares Are Not Linked to the Options Used to Calculate the Volatility Index, to the Actual Volatility of the S&P 500® Index or the Equity Securities Included in the S&P 500® Index, Nor Will the Return on Your Shares Be a Participation in the Actual Volatility of the S&P 500® Index

The Volatility Index measures the 30-day forward volatility of the S&P 500® Index as calculated based on the prices of certain put and call options on the S&P 500® Index. The actual volatility of the S&P 500® Index may not conform to a level predicted by the Volatility Index or to the prices of the put and call options included in the calculation of the Volatility Index. The value of your Shares is based on the value of the VIX Futures underlying the VIX Futures Index, which in turn are linked to the changes in the levels of the Volatility Index. Your Shares are not linked to the realized volatility of the S&P 500® Index and will not reflect the return you would realize if you owned the equity securities underlying the S&P 500® Index or if you traded the put and call options used to calculate the level of the Volatility Index.

(24)	The Level of the Volatility Index Has Historically Reverted to a Long-Term Mean Level and Any Increase in the Spot Level of the Volatility Index Will Likely Continue To Be Constrained.

In the past, the level of the Volatility Index has typically reverted over the longer term to a historical mean, and its absolute level has been constrained within a band. It is likely that spot level of the Volatility Index will continue to do so in the future, especially when the current economic uncertainty recedes. If this happens, the value of the VIX Futures which are linked to the Volatility Index will likely decrease, reflecting the market expectation of reduced volatility in the future, and the potential upside of your investment in the Shares will correspondingly be limited as a result.

(25)

The Policies of the Index Sponsor and the CBOE and Changes That Affect the Composition and Valuation of the S&P 500® Index, the Volatility Index or the VIX Futures Index Could Adversely Affect the Net Asset Value and Market Value of Your Shares.

The policies of the Index Sponsor and the CBOE concerning the calculation of the level of the S&P 500® Index, the Volatility Index and the VIX Futures Index, respectively, and any additions, deletions or substitutions of equity securities or options contracts and the manner in which changes affecting the equity securities, options contracts or futures contracts are reflected in the S&P 500® Index, the Volatility Index or the VIX Futures Index, respectively, could affect the value of the VIX Futures Index and, therefore, the net asset value and the market value of your Shares.

S&P may add, delete or substitute the equity securities underlying the S&P 500® Index or make other methodological changes that could change the level of the S&P 500® Index. S&P may also add, delete or substitute the VIX Futures with one or more futures contracts underlying the VIX Futures Index or make other methodological changes that could change the level of the VIX Futures Index. The changing of equity securities included in the S&P 500® Index may affect the S&P 500® Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Such a change may also adversely affect the value of the put and call options used to calculate the level of the Volatility Index. The changing of the VIX Futures underlying the VIX Futures Index may affect the level of the VIX Futures Index in similar ways. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the S&P 500® Index or the VIX Futures Index. Any of these actions could adversely affect the value of your Shares. S&P has no obligation to consider your interests in calculating or revising the S&P 500® Index or the VIX Futures Index.

The CBOE may make methodological changes to the calculation of the Volatility Index that could affect the value of VIX Futures, which are linked to the Volatility Index and, consequently, the value of your Shares. There can be no assurance that the CBOE will not change the Volatility Index calculation methodology in a way which may adversely affect the value of your Shares. Additionally, the CBOE may alter, discontinue or suspend calculation or dissemination of the Volatility

Index and/or the exercise settlement value. Any of these actions could adversely affect the value of your Shares. The CBOE has no obligation to consider your interests in calculating or revising the Volatility Index or in calculating the exercise settlement value.

(26)	The VIX Futures Index and VIX Index Futures Have Limited Historical Information.

The VIX Futures Index tracked by the Fund was created in December 2008 and the Index Sponsor has published limited closing levels information that covers a period prior to December 2008. In addition, the VIX Futures linked to the Volatility Index have only traded freely since March 26, 2004, and not all futures of all relevant maturities have traded at all times since that date.

Because the VIX Futures Index and the VIX Futures linked to the Volatility Index are of recent origin and only a limited amount of historical data exists with respect to them, your investment in the Shares may involve a greater risk than investing in alternate securities linked to one or more indices with an established performance record. Although past performance is not indicative of future performance, a longer history of actual performance may, or may not be, helpful in providing additional information on which to assess the validity of the methodology that the VIX Futures Index makes use of as the basis for an investment decision.

(27)	A Change In The Ownership Of The VIX Futures Index May Change The Determination, Valuation Methodology Or Any Other Aspect Of The VIX Futures Index In A Manner That May Be Adverse To The VIX Futures Index, And Ultimately, The Value Of Your Shares.

The VIX Futures Index may be sold from time-to-time. Upon completion of a sale of the VIX Futures Index, there can be no assurance that a new index sponsor will not change the determination, valuation methodology or any other aspect of the VIX Futures Index in a manner that may be adverse to the VIX Futures Index, and ultimately, the value of your Shares.

(28)	Cessation Of Publication Of The VIX Futures Index May Materially And Adversely Affect The Activities Of The VIX Futures Index Futures Contracts, And In Turn, The Managing Owner May Terminate The Fund.

The VIX Futures Index is administered, calculated and published by the Index Sponsor, which has the right to cease publication of such Index at its discretion at any time. If a replacement Index has been implemented, the Managing Owner may, nevertheless, determine that, it may become inadvisable to invest in the VIX Futures Index Futures Contracts because of the possible change in the underlying nature of the replacement Index. Furthermore, if the Managing Owner also determined that no adequate substitute to the VIX Futures exists, the Managing Owner may ultimately decide to liquidate the Fund.

Fund Structure and Management Related Risks

(29)	The Shares Are a New Securities Product and Their Value Could Decrease If Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for the Fund. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(30)	The Liquidity Of The Shares Of The Fund May Also Be Affected By The Withdrawal From Participation Of One Or More Authorized Participants With Respect To The Fund, Which Could Adversely Affect The Value Of Your Shares.

If one or more Authorized Participants which have substantial interests in the Shares of the Fund were to withdraw from participation, the liquidity of the affected Shares may decrease, which may adversely affect the value of your Shares or lead to tracking error between the market price per Share and the net asset value per Share.

(31)	As the Managing Owner and Its Principals Have No History of Operating Investment Vehicles Like the Fund, Their Experience May Be Inadequate or Unsuitable to Manage the Fund.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Fund and has no history of past performance. The Managing Owner has not managed any other commodity pools or vehicles such as the Fund, and therefore there is no indication of its ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

(32)	The Fund Has No Past Performance on Which to Rely on in Deciding Whether to Buy Shares.

The Fund has not commenced trading and does not have a performance history upon which to evaluate your investment in the Fund. Although past performance is not necessarily indicative of future results, if the Fund had a performance history, such performance history might (or might not) provide you with more information on which to evaluate an investment in the Fund.

(33)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets and, as a Result, Losses to Your Investment.

Investors in the Fund will pay fees in connection with their investment in Shares including asset-based management fees of 0.39% per annum. The Fund will also pay additional fees and expenses up to the Overall Expense Cap of the Fund. The Managing Owner has agreed to pay the additional fees and expenses incurred by the Fund to the extent that such fees and expenses exceed the Overall Expense Cap, subject to reimbursement as described herein. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.

The Fund is expected to earn interest income equal to 0.15% per annum, based upon the yield of 3-month U.S. Treasury bills as of April 23, 2010.

Consequently, depending upon the interest rate environment, and the rate of inflation, the expenses of the Fund could, over time, result in losses to your investment therein. You may never achieve profits, significant or otherwise, by investing in the Fund.

(34)	Changing Prices of the VIX Futures May Result in a Reduced Amount Payable Upon Redemption.

The Volatility Futures Index is composed of futures contracts on the Volatility Index. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts normally specify a certain date for delivery of the underlying asset or for settlement in cash based on the level of the underlying asset. As the futures contracts that comprise the VIX Futures Index approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in November. This process is referred to as “rolling”. If the market for these contracts is (putting aside other considerations) in “backwardation”, which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield”. The actual realization of a potential roll yield will be dependent upon the level of the Volatility Index price relative to the unwind price of the Volatility Index futures contract at the time of hypothetical sale of the contract. The contracts included in the VIX Futures Index have not historically exhibited consistent periods of backwardation, and backwardation will most likely not exist at many, if not most times. Moreover, the VIX Futures have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. VIX Futures have frequently exhibited very high contango in the past, resulting in a significant cost to “roll” the futures. The existence of contango in the futures markets could result in negative “roll yields”, which could adversely affect the value of the VIX Futures Index underlying your Shares. In a contango market, in order for an investment in Shares to be profitable, the Fund must achieve profits in excess of the negative roll yield.

(35)	The Fund Will Experience A Loss If It Is Required To Sell Treasuries At A Price Lower Than The Price At Which They Were Acquired.

The value of Treasuries generally moves inversely with movements in interest rates. If interest rates increase after the Fund has purchased Treasuries, the value of such Treasuries will decrease. If the Fund is required to sell Treasuries at a price lower than the price at which they were acquired, the Fund will experience a loss and the value of your Shares will decrease.

(36)	You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Fund And May Cause The Fund To Terminate Adversely.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. If the Managing Owner discontinues its activities on behalf of the Fund and a substitute managing owner has not been appointed, the Fund would terminate.

(37)	The Value of Your Shares May Be Adversely Affected by Redemption Orders That Are Subject to Suspension, Postponement, or Rejection Under Certain Circumstances.

The Fund may, in its discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of the Fund. In addition, the Fund will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the applicable Fund declines during the period of delay. The Fund and the Managing Owner disclaim any liability for any loss or damage that may result from any such suspension or postponement.

(38)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Fund will be subject to actual and potential conflicts of interest involving the Managing Owner, various futures brokers and Authorized Participants. The Managing Owner and its principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which also presents the potential for numerous conflicts of interest with the Fund. As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the Shareholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Fund may be subject to certain conflicts with respect to the Clearing Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Clearing Broker.

(39)	Possibility of Termination of the Fund May Adversely Affect Your Investment Portfolio.

The Managing Owner may withdraw from the Fund upon 120 days’ notice, which would cause the Fund to terminate unless a substitute managing owner were obtained. Owners of 50% of the Shares of the Fund have the power to terminate the Fund. If it is so exercised, investors who may wish to continue to invest in the VIX Futures Index through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund. See “Description of the Shares; The Fund; Certain Material Terms of the Declaration of Trust – Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing

Owner or the Clearing Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund.

(40)	Shareholders In A Delaware Statutory Trust Do Not Have Certain Rights and Protections Enjoyed by Investors in Certain Other Vehicles, Such As Corporations.

As beneficial interests in a Delaware statutory trust, the Shares do not have all of the statutory rights normally associated with the ownership of shares of a corporation. In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular distributions, although the Fund may pay distributions in the discretion of the Managing Owner). Therefore, an investment in a Delaware statutory trust does not provide certain rights and protections offered by an investment in certain other investment vehicles, such as corporations.

(41)	The Value of the Shares Will Be Adversely Affected If the Fund is Required to Indemnify the Trustee or the Managing Owner.

Under the Declaration of Trust, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense either incurs without their gross negligence or willful misconduct. That means the Managing Owner may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee in connection with the Fund. Any sale of that kind would reduce the net asset value of the Fund.

(42)	The Net Asset Value Calculation of the Fund, And In Turn, The Value Of Your Shares, May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price Is Not Available on the Date of Net Asset Value Calculation.

Calculating the net asset value of the Fund includes, in part, any unrealized profits or losses on open futures contracts. Under normal circumstances, the net asset value of the Fund reflects the settlement price of open futures contracts on the date when the net asset value is being calculated. However, if a futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the net asset value of the Fund on such day will not accurately reflect the realizable market value of such futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a futures contract. Although the VIX Futures are not currently subject to daily limits, the VIX Futures are currently subject to “circuit breaker” halts. If the New York Stock Exchange becomes subject to a market wide trading halt commonly known as a circuit breaker, trading in the VIX Futures will also halt. Therefore, as a result of the “circuit breaker,” the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the Fund could be under or overstated, perhaps to a significant degree.

(43)	Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders Will Increase a Shareholder’s Liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Declaration of Trust that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by the states or municipalities in which such shareholders reside.

Regulatory Related Risks

(44)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940. Such Protections Are Intended To Decrease Certain Conflicts And Also Impose A Number Of Investment Restrictions And Diversification Requirements.

The Fund is not registered as an investment company under the Investment Company Act of 1940, and it is not required to register under such Act. Consequently, Shareholders will not have the regulatory protections provided to investors in registered and regulated investment companies, such as, for example, the requirement that investment companies must have a board of directors comprised of disinterested directors which oversees the registered fund’s activities with respect to entering into advisory contracts and other agreements and the requirement that investment companies must establish policies and procedures that address various conflicts of interest. Furthermore, the Investment Company Act of 1940 imposes a number of investment restrictions and diversification requirements, prohibitions against certain transactions with affiliates, and regulates a number of additional areas.

(45)	Regulatory Changes or Actions May Alter the Nature of an Investment in the Fund And The Effect Of Such Future Regulatory Changes Or Actions On The Fund Could Be Substantial And Adverse.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material and adverse extent, the nature of an investment in the Fund or the ability of the Fund to continue to implement its investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

(46)	Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted by Regulatory and Exchange Position Limits, Position Accountability Levels and Other Rules and Could Result in Tracking Error Between Changes in the Net Asset Value per Share and Changes in the Level of the VIX Futures Index, or Could Result in the Shares Trading at a Premium or Discount to Net Asset Value per Share.

CFTC and commodity exchange rules impose speculative position limits and accountability levels on market participants, including the Fund, trading in certain futures contracts. Position limits prohibit any person from holding a position of more than a specific number of such futures contracts. Under the rules of a futures exchange, an investor such as the Fund that holds a certain number of futures contracts may be required by the futures exchange to limit or decrease its holdings of such futures contracts pursuant to the futures exchange’s position accountability rules.

Although the VIX Futures are not currently subject to position limits, the VIX Futures are currently subject to position accountability rules.

Under the current rules of the CFE, a person who owns or controls more than 15,000 net long or net short VIX Futures in the expiring contract months commencing on the Friday prior to the final settlement date of the expiring month would be subject to the CBOE’s accountability rules and may be required to:

•	refrain from establishing additional positions in the VIX Futures;

•	reduce any positions that exceed the 15,000 VIX Futures of the type described above; or

•	comply with any prospective levels or limits as prescribed by the CBOE.

Similar to the purposes of speculative position limits, position accountability rules are intend to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts. Subject to any relevant exemptions, traders, such as the Fund, may not exceed the number of VIX Futures that the Fund may hold under the position accountability rules, either individually, or in the aggregate with other persons with whom they are under common control or ownership. If the Managing Owner determines that the Fund’s trading may be approaching the maximum number of VIX Futures that may be held by the Fund under the position accountability rules, the Fund may reduce its trading in the VIX Futures or trade in other instruments that the Managing Owner determines comply with the rules and goals of the VIX Futures Index. Position accountability levels are subject to change by the relevant exchange.

Because the Fund is subject to position accountability levels and, consequently, the Fund’s ability to issue new Baskets or the Fund’s ability to reinvest income in additional VIX Futures may be limited to the extent that these activities would cause the Fund to exceed the position accountability level, unless the Fund trades alternative futures contracts or over-the-counter derivatives in addition to and as a proxy for the VIX Futures. The position accountability levels may affect the correlation between changes in the net asset value per Share and changes in the level of the VIX Futures Index, and the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of the Fund. That is, the use of alternative futures contracts or over-the-counter derivatives in addition to or as a proxy for the VIX Futures, or the inability to create additional Baskets, could result in tracking error between changes in the net asset value per Share and changes in the level of the VIX Futures Index, or could result in the Shares trading at a premium or discount to net asset value per Share.

It is possible that in the future, an exchange such as the CBOE may propose new rules with respect to position accountability for traders engaged in indexed-based trading, such as the trading engaged in by the Fund. Depending on the outcome of any future rulemaking, the rules concerning position accountability may be amended in a manner that is either detrimental or favorable to the Fund. For example, if the amended rules are detrimental to the Fund, the Fund’s ability to issue new Baskets, or its ability to reinvest income in additional VIX Futures, may be limited to the extent these activities would cause the Fund to exceed the applicable position accountability levels. Limiting the size of the Fund may affect the correlation between the price of the

Shares, as traded on the NYSE Arca, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares in the Fund trading at a premium or discount to net asset value of the Fund.

(47)	The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.

Trading in Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if the Shares are delisted.

(48)	Swap Transactions Are Not Regulated and Are Subject to the Risk of Counterparty Non-Performance Resulting in a Fund Not Realizing a Trading Gain.

The Managing Owner may determine that the Fund may trade enter into swap contracts through a dealer market which is dominated by major money center banks and is substantially unregulated. Thus, you do not receive the same protection as provided to futures traders in United States markets by the CFTC, regulatory scheme or the statutory scheme of the Commodity Exchange Act.

Markets in which the Fund may effect swap agreements are the “over-the-counter” unregulated private markets. The participants and dealers in such markets are typically not subject to the same level of credit evaluation and regulatory oversight as are members of the exchange-based markets. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a credit or liquidity problem or a dispute over the terms of the contract (whether or not bona fide), thus causing the Fund to suffer a loss. Such counterparty risk is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or in instances where the Fund has concentrated its transactions with a single or small group of counterparties. Recent events surrounding the bankruptcies or similar proceedings of various swaps counterparties and dealers have demonstrated certain risks of the Fund engaging in these “over-the-counter” transactions in unregulated private markets. Therefore, the Fund faces the risk of non-performance by the counterparties to the swap contracts and such non-performance may cause some or all of the Fund’s gain, if any, on its swaps contracts to be unrealized.

Legislative proposals that have been introduced in Congress in 2009 such as the Over-the-Counter Derivatives Market Act of 2009 would govern the current unregulated swaps markets and participants in these markets. Such legislation would require certain swaps to be traded on regulated exchanges and cleared through clearinghouses, the federal registration of dealers and major swap participants (it is possible that the Fund could be considered to be a major swap participant depending on the volume and nature of its transactions), impose new margin and collateral requirements, impose position limits on the number of transactions a trader may engage in, require the reporting to regulators and/or swap repositories of transactions, among other regulatory requirements. These proposed regulatory developments could materially affect the decision of the Managing Owner to transact swaps, the manner in which the Fund engages in these transactions and the costs of such transactions. The failure of a counterparty to fulfill its obligations under an off-exchange contract could result in losses for the Fund.

Tax Related Risks

(49)	Shareholders Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.

Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

(50)	Items of Income, Gain, Deduction, Loss and Credit with Respect to Shares Could Be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by the Fund in Allocating Fund Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects Shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by the Fund do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects you.

(51)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future, And In Turn, May Adversely Affect The Value Of Your Shares.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.

Other Risks

(52)	Failure of Futures Commission Merchants or Futures Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Clearing Broker fails to do so, the assets of the Fund might not be fully protected in the event of the Clearing Broker’s bankruptcy. Furthermore, in the event of the Clearing Broker’s bankruptcy, the Fund could be limited to recovering either a pro rata share of all available funds segregated on behalf of the Clearing Broker’s combined customer accounts or the Fund may not recover any assets at all, even though certain property specifically traceable to the Fund was held by the Clearing Broker. The Clearing Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Futures Brokers.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Fund could experience a loss of the funds deposited through its Clearing Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

(53)	You Should Consult Your Own Legal, Tax And Financial Advisers Regarding The Desirability Of An Investment In The Shares Because No Independent Advisers Were Appointed To Represent You In Connection With The Formation And Operation Of The Fund.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Fund. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

CAUTIONARY NOTE REGARDING

FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

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INVESTMENT OBJECTIVES OF THE FUND

Investment Objectives

The Jefferies S&P 500 VIX Short-Term Futures ETF, or the Fund, establishes long positions in futures contracts underlying the VIX Futures Index, with a view to tracking the changes, whether positive or negative, in the level of the VIX Futures Index, over time. The Fund may invest in swaps that reference the VIX Futures Index. The Fund is also intended to reflect the excess, if any, of its interest income from its investment in U.S. Treasury bills generally with a maturity of less than one year, and other high credit quality short-term fixed income securities, over its expenses.

The VIX Futures Index is designed to provide an exposure to one or more maturities of futures contracts on the CBOE Volatility Index, or the Volatility Index, which reflect implied volatility in the S&P 500® Index at various points along the volatility forward curve, or VIX Futures. VIX Futures trade on the CBOE Futures Exchange, or the CFE. The Volatility Index is a benchmark index designed to estimate expected volatility in large cap U.S. stocks over 30 days in the future by averaging the weighted prices of certain put and call options on the S&P 500® Index. During periods of market instability, the implied level of volatility of the S&P 500® Index typically increases and, consequently, the prices of options linked to the S&P 500® Index typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the Volatility Index to increase. Because the Volatility Index may increase in times of uncertainty, the Volatility Index is commonly known as the “fear gauge” of the broad U.S. equities market. The Volatility Index has historically had negative correlations to the S&P 500® Index.

The VIX Futures Index measures the return from a daily rolling long position in the first and second month VIX Futures, targeting a constant weighted average futures maturity of one month. The Fund will acquire and roll long positions in the first and second month VIX Futures with a view to tracking the level of the VIX Futures Index over time.

The Fund will both roll and rebalance its holdings of VIX Futures in a manner that is consistent with the method described under “Description of the VIX Futures Index.”

The VIX Futures Index was created by the Index Sponsor.

The Fund does not intend to outperform the VIX Futures Index. The Managing Owner will seek to cause the net asset value of the Fund to track the VIX Futures Index during periods in which the VIX Futures Index is flat or declining as well as when the VIX Futures Index is rising.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares will trade on the NYSE Arca and provide investors with indirect access to the futures markets. The Shares may be bought and sold throughout the business day at real-time prices on the NYSE Arca like other exchange-listed securities. Investors may purchase and sell Shares through traditional brokerage accounts. Investors may, for example, place market, stop, or limit orders on the Shares, giving them more control over the purchases and sales of their Shares.

•

Margin. Shares are eligible for margin accounts allowing investors that trade more frequently to leverage the ability to participate in securities lending programs to increase their opportunities to invest in the Shares.

•

Shares May Provide A More Cost Effective Alternative. Investing in the Shares can be easier and less expensive for an investor than either constructing and trading a comparable portfolio of VIX Futures.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the VIX Futures Index or any VIX Future by investing in a specific futures contract that is a part of the VIX Futures Index, the Fund may invest in one or more swaps referencing the VIX Futures Index.

Under the Declaration of Trust, Wilmington Trust Company, the Trustee of the Fund, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the VIX Futures Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the VIX Futures Index or any data included in the VIX Futures Index.

The intra-day indicative value per Share is based on the prior day’s final net asset value, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s futures contracts. The final net asset value of the Fund and the final net asset value per Share will be calculated as of the closing time of the NYSE Arca or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, and posted in the same manner. Although a time gap may exist between the close of the NYSE Arca and the CFE, the exchange on which the VIX Futures are traded, there is no effect on the net asset value calculations as a result.

The Shares are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the level of the VIX Futures Index.

The value of the Shares is expected to fluctuate in relation to changes in the net asset value of the Fund. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are generally expected to be very close. See “The Risks You Face – (5) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares.”

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. The Fund has no performance history.

Role of Managing Owner

The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund.

Specifically, the Managing Owner:

•	will select the Trustee, administrator, distributor, marketing agent, auditor and other third-party service providers of the Fund;

•	will negotiate various agreements and fees for the Fund;

•	will perform such other services as the Managing Owner believes that the Fund may from time-to-time require.

•	will select the futures brokers for the Fund; and

•

will monitor the performance results of the Fund’s portfolio and reallocate assets within the portfolio with a view to causing the performance of the Fund’s portfolio to track that of the VIX Futures Index, as applicable.

The principal office of the Managing Owner is located at One Station Place, Three North, Stamford, CT 06902. The telephone number of the Managing Owner is (203) 708-6500.

DESCRIPTION OF THE VIX FUTURES INDEX

“STANDARD & POOR’S®”, “S&P®”, “S&P 500®”, “STANDARD & POOR’S 500™” AND “S&P 500 VIX SHORT-TERM FUTURES™” ARE TRADEMARKS OF S&P AND HAVE BEEN LICENSED FOR USE BY THE MANAGING OWNER. “VIX” IS A REGISTERED TRADEMARK OF THE CBOE AND HAS BEEN LICENSED FOR USE BY S&P.

THIS FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR’S AND ITS AFFILIATES (“S&P”). S&P MAKES NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE FUND PARTICULARLY OR THE ABILITY OF THE VIX FUTURES INDEX TO TRACK THE PERFORMANCE OF CERTAIN FINANCIAL MARKETS AND/OR SECTIONS THEREOF AND/OR OF GROUPS OF ASSETS OR ASSET CLASSES. S&P’S ONLY RELATIONSHIP TO THE MANAGING OWNER IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE VIX FUTURES INDEX WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO THE MANAGING OWNER OR THE FUND. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF THE MANAGING OWNER OR THE OWNERS OF THE FUND INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE VIX FUTURES INDEX. S&P IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE FUND OR THE TIMING OF THE ISSUANCE OR SALE OF THE FUND OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE FUND SHARES ARE TO BE CONVERTED INTO CASH. S&P HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE FUND.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR

ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE MANAGING OWNER, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

GENERAL INFORMATION

We have derived the following description of the S&P 500 VIX Short-Term FuturesTM Index ER, or the VIX Futures Index, from the S&P U.S. Index Committee Rules, which governs the management and calculation of the VIX Futures Index and is published by the Index Sponsor. We have also derived certain information about the VIX Futures Index, the S&P 500® Index and the CBOE Volatility Index®, or the Volatility Index, from public sources without independent verification.

The VIX Futures Index seeks to provide investors with exposure to one or more maturities of futures contracts on the Volatility Index, which reflects forward implied volatility in the S&P 500® Index at various points along the volatility forward curve. The Volatility Index is calculated based on the prices of put and call options on the S&P 500® Index. The VIX Futures Index is intended to reflect the returns that are potentially available through an unleveraged investment in the relevant futures contract or contracts on the Volatility Index. The VIX Futures Index measures the return from a daily rolling long position in the first and second month VIX Futures, targeting a constant weighted average futures maturity of one month.

Information contained on certain websites mentioned below is not incorporated by reference in, and should not be considered to be a part of this Prospectus or any future supplement.

Publication of Index Values

The level of the VIX Futures Index is calculated in accordance with the method described in “— Composition of the VIX Futures Index” below. The value of the VIX Futures Index in real time and at the close of trading on each Index business day will be published by Bloomberg L.P. or a successor under the ticker symbol VIXXSP.

The VIX Futures Index is calculated as described below under “—Composition of the VIX Futures Index” and “— Calculation of the VIX Futures Index.” We will first describe the S&P 500® Index and the Volatility Index and provide an overview of the futures markets generally before describing the VIX Futures Index in detail.

The S&P 500® Index

The Index Sponsor publishes the S&P 500® Index. The S&P 500® Index is intended to provide a broad performance benchmark for the U.S. equity markets. The daily calculation of the value of the S&P 500® Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange and not all 500 companies are listed on such exchange. The Index Sponsor chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. The Index Sponsor may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by the Index Sponsor include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company.

The Volatility Index

We have derived all information contained in this Prospectus regarding the Volatility Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the CBOE. We make no representation or warranty as to the accuracy or completeness of such information. The Volatility Index was developed by the CBOE and is calculated, maintained and published by the CBOE. The CBOE has no obligation to continue to publish, and may discontinue the publication of, the Volatility Index. The Volatility Index is reported by Bloomberg L.P. under the ticker symbol “VIX.” The Volatility Index is a benchmark index designed to estimate expected volatility in large cap U.S. stocks over 30 days in the future by averaging the weighted prices of certain put and call options on the S&P 500® Index. During periods of market instability, the implied level of volatility in the S&P 500® Index typically increases and, consequently, the prices of options linked to the S&P 500® Index typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the Volatility Index to increase. Because the Volatility Index may increase in times of uncertainty, the Volatility Index is commonly known as the “fear gauge” of the broad U.S. equities market. The Volatility Index has historically had negative correlations to the S&P 500® Index.

The calculation of the Volatility Index involves a formula that uses the prices of a weighted series of out-of-the money put and call options on the level of the S&P 500® Index, or SPX Options, with two adjacent expiry terms to derive a constant 30-day forward measure of market volatility. The Volatility Index is calculated independent of any particular option pricing model and in doing so seeks to eliminate any biases which may otherwise be included in using options pricing methodology based on certain assumptions.

Although the Volatility Index measures the 30-day forward volatility in the S&P 500® Index as implied by the SPX Options, 30-day options are only available once a month. To arrive at the VIX Index level, a broad range of out-of-the money SPX Options expiring on the two closest nearby months (“near term options” and “next term options,” respectively) are selected in order to bracket a 30-day calendar period. SPX Options having a maturity of less than eight days are excluded at the outset and, when the near term options have eight days or less left to expiration, the Volatility Index rolls to the second and third contract months in order to minimize pricing anomalies that occur close to expiration. The model-free implied volatility using prices of the near term options and next term options are then calculated on a strike price weighted average basis in order to arrive at a single average implied volatility value for each month. The results of each of the two months are then interpolated to arrive at a single value with a constant maturity of 30 days to expiration. Futures on the Volatility Index were first launched for trading by the CBOE in 2004. VIX Index futures have expirations ranging from the front month consecutively out to the tenth month. Futures on the Volatility Index allow investors the ability to invest in forward market volatility based on their view of the future direction or movement of the Volatility Index. Investors that believe the implied volatility in the S&P 500® Index will increase may buy VIX futures, expecting that the level of the Volatility Index will increase. Conversely, investors that believe that the implied volatility in the S&P 500® Index will decline may sell VIX futures, expecting that the level of the Volatility Index will fall.

VIX Index futures are reported by Bloomberg L.P. under the ticker symbol “VX.”

Futures Markets

The VIX Futures Index is composed of one or more futures contracts on the Volatility Index. Futures contracts on the Volatility Index are traded on regulated futures exchanges. Additionally, over-the-counter derivatives and various types of electronic trading facilities and markets may offer investments linked to the Volatility Index. At present, all of the contracts included in the VIX Futures Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated delivery month for a fixed price. Because the Volatility Index is not a tangible item that can be purchased and sold directly, a futures contract on the Volatility Index provides for the payment and receipt of cash based on the level of the Volatility Index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers. Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November VIX Index futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

Composition of the VIX Futures Index

The S&P 500 VIX Short-Term Futures™ Index ER is composed of futures contracts on the Volatility Index with a daily rolling long position in futures contracts of specified maturities and are intended to reflect the returns that are potentially available through an unleveraged investment in those futures contracts.

The VIX Futures Index is a rolling Index, which rolls on a daily basis. One of the effects of daily rolling is to maintain a constant weighted average maturity for the underlying futures contracts. The VIX Futures Index is composed of rolling first and second month futures contracts on the Volatility Index. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts normally specify a certain date for the delivery of the underlying asset or financial instrument or, in the case of futures contracts relating to indices such as the Volatility Index, a certain date for payment in cash of an amount determined by the level of the underlying index. As described in more detail below, the VIX Futures Index operates by selling futures contracts on the Volatility Index on a daily basis, specifying cash settlement on a nearby date and purchasing futures contracts on the Volatility Index on a daily basis specifying cash settlement on a later date. The roll for each futures contract occurs on each index business day according to a pre-determined schedule that has the effect of keeping constant the weighted average maturity of the relevant futures contracts. This process is known as “rolling” a futures position, and the VIX Futures Index is a “rolling index”. The constant weighted average maturity for the futures contracts underlying the S&P 500 VIX Short-Term Futures™ Index ER is one month.

Calculation of the VIX Futures Index

The VIX Futures Index models returns from a long VIX futures position that is rolled continuously throughout the period between futures expiration dates. The S&P 500 VIX Short-Term Futures™ Index measures the return from a rolling long position in the first and second month VIX futures contracts. The VIX Futures Index rolls continuously throughout each month from the first month VIX futures contract into the second month VIX futures contract. The Fund trades the excess return version of the VIX Futures Index.

On any S&P 500 VIX Futures Business Day, t, the VIX Futures Index is calculated as follows:

IndexERt = IndexERt-1 * (1+ CDRt )

where:

IndexERt-1 = The VIX Futures Index ER on the preceding business day, defined as any date on which the VIX Futures Index is calculated.

CDRt = Contract Daily Return, as determined by the following formula:

where:

t-1= the preceding business day.

TDWOt = Total Dollar Weight Obtained on t, as determined by the following formula for each of the indices:

TDWIt-1 = Total Dollar Weight Invested on t-1, as determined by the following formula for each of the indices:

where:

CRWi ,t = Contract Roll Weight of the ith VIX Futures Contract on date t.

DCRPi ,t = Daily Contract Reference Price of the ith VIX Futures Contract on date t.

m = 1.

n = 2.

Contract Rebalancing

The Roll Period starts on the Tuesday prior to the monthly CBOE VIX Futures Settlement Date (the Wednesday falling 30 calendar days before the S&P 500 option expiration for the following month), and runs through the Tuesday prior to the subsequent month’s CBOE VIX Futures Settlement Date. Thus, the indices are rolling on a continual basis. On the business date after the current Roll Period ends the following Roll Period will begin.

In calculating the Excess Return of each of the indices, the Contract Roll Weights (CRWi,t) of each of the contracts in the VIX Futures Index, on a given day, t, are determined as follows:

S&P 500 VIX Short-Term Futures™ Index

where:

dt = The total number of business days in the current Roll Period beginning with and including, the starting CBOE VIX Futures Settlement Date and ending with, but excluding, the following CBOE VIX Futures Settlement Date. The number of business days stays constant in cases of a new holiday introduced intra-month or an unscheduled market closure.

dr = The total number of business days within a roll period beginning with, and including the following business day and ending with, but excluding, the following CBOE VIX Futures Settlement Date. The number of business days includes a new holiday introduced intra-month up to the business day preceding such a holiday.

At the close on the Tuesday, corresponding to the start of the Roll Period, all of the weight is allocated to the first month contract. Then on each subsequent business day a fraction of the first month VIX futures holding is sold and an equal notional amount of the second month VIX futures is bought. The fraction, or quantity, is proportional to the number of first month VIX futures contracts as of the previous index roll day, and inversely proportional to the length of the current Roll Period. In this way the initial position in the first month contract is progressively moved to the second month contract over the course of the month, until the following Roll Period starts when the old second month VIX futures contract becomes the new first month VIX futures contract and is sold everyday afterward as the process begins again.

In addition to the transactions described above, the weight of each Index component is also adjusted every day to ensure that the change in total dollar exposure for the VIX Futures Index is only due to the price change of each contract and not due to using a different weight for a contract trading at a higher price.

Base Date

The base date of the S&P 500 VIX Short-Term Futures™ Index is December 20, 2005 at a base value of 100,000.

Historical Assumptions

Prior to April 2008, not all consecutive first to seventh month VIX futures were listed. For the purpose of historical Index calculations, the following assumptions have been made in interpolating VIX futures contract prices from near-by listed contracts.

When the ith future was not listed, but ith+1 and ith-1 futures were listed, the following interpolation has been assumed:

When ith and ith+1 futures were not listed, but ith+2 and ith-1 futures were listed, the following interpolation has been assumed:

When ith, ith+1 and ith+2 futures were not listed, the following interpolation has been assumed:

where:

Ti = Expiration Day of the ith VIX Futures contract

BDays = Number of Business days between VIX Futures Expiration Days

Index Governance

The S&P 500 VIX Futures Index Committee, or the Index Committee, maintains the VIX Futures

Index. The Index Committee meets regularly. At each meeting, the Index Committee reviews any significant market events. In addition, the Index Committee may revise Index policy for timing of rebalancings or other matters.

Standard & Poor’s considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

Historical Closing Levels of the VIX Futures Index

The following graphs illustrate the changes in the closing levels of the VIX Futures Index since December, 2005. Data from that date to the commencement date in December 2008 represents hypothetical values as if the VIX Futures Index had been established on December 20, 2005 and calculated according to the methodology described above since that date. Data for dates since and including the commencement date in December 2008 represent the actual values of the VIX Futures Index as calculated on such date. The historical closing levels of the VIX Futures Index shown below should not be taken as an indication of future closing levels.

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INDEX CLOSING LEVELS TO BE FILED BY AMENDMENT

LICENSE AGREEMENT

The Managing Owner has entered into an agreement with S&P that provides it and its affiliates with a non-transferable, limited, nonexclusive and worldwide license, for a fee, with the right to use the VIX Futures Index in connection with certain securities.

MODIFICATIONS TO THE VIX FUTURES

INDEX

The Index Sponsor may revise Index policy for timing of rebalancings or other matters as described above under “The VIX Futures Index—Index Governance”. The effect of any such changes is described below under “Specific Terms of the Fund—Discontinuance or Modification of an Index”. The Index Sponsor or the calculation agent may also make determinations relating to market disruption and force majeure events as described below.

Market Disruption and Force Majeure Events Relating to the VIX Futures Index

If the Index Sponsor determines, in its sole discretion, that an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, the Index Sponsor will calculate the value of the VIX Futures Index based on the most recent prior closing futures prices published by the CBOE and the roll of the VIX Futures Index for that day will be carried to the next CBOE business day as described above under “Composition of the VIX Futures Index—Contract Rebalancing”. If an exchange fails to open due to unforeseen circumstances, the Index Sponsor may determine not to publish an Index for that day.

If an exchange introduces a holiday during the month of an Index calculation, the VIX Futures Index will not be published on that holiday and the roll for that day will be carried to the next CBOE business day as described above under “Composition of the VIX Futures Index—Contract Rebalancing”.

Disclaimer

The Shares are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares or in the ability of the VIX Futures Index to track market performance. S&P’s and CBOE’s only relationship to the Managing Owner is the licensing of certain trademarks and trade names of S&P, CBOE and the VIX Futures Index which are determined, composed and calculated by S&P without regard to the Managing Owner or the Shares. S&P has no obligation to take the needs of the Managing Owner or the owners of the Shares into consideration in determining, composing or calculating the VIX Futures Index. S&P and CBOE are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Shares to be issued or in the determination or calculation of the equation by which the Shares is to be converted into cash. S&P and CBOE have no obligation or liability in connection with the administration, marketing or trading of the Shares.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™” and “S&P 500 VIX Short- Term Futures™” are trademarks of S&P and have been licensed for use by the Managing Owner. “VIX” is a registered trademark of the CBOE and has been licensed for use by S&P.

The Index Sponsor does not guarantee the accuracy and/or completeness of the VIX Futures Index, any data included therein, or any data from which it is based, and the Index Sponsor shall have no liability for any errors, omissions, or interruptions therein.

The Index Sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the VIX Futures Index. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the VIX Futures Index or any data included therein. Without limiting any of the foregoing, in no event shall the Index Sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the Index Sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the VIX Futures Index or publication of the VIX Futures Index level (or failure to publish such value) and any use to which any person may put the VIX Futures Index or their respective levels. In addition, although the Index Sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the VIX Futures Index level, the Index Sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions. Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

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MANAGEMENT’S DISCUSSION AND

ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Fund’s application of these policies involves judgments and actual results may differ from the estimates used. The Fund will hold a significant portion of its assets in futures contracts and U.S. Treasury bills, generally with a maturity of less than one year, both of which are held at fair value.

The Managing Owner believes that the accounting policies that will be most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s positions. The majority of the Fund’s positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. The Fund will use the amortized cost method for valuing U.S. Treasury bills generally with a maturity of less than one year; accordingly, the cost of securities plus accreted discount, or minus amortized premium, approximates fair value. Thus, the Managing Owner expects that under normal circumstances substantially all of the Fund’s assets will be valued on a daily basis at fair value using objective measures.

Liquidity and Capital Resources

As of the date of this Prospectus, the Fund has not begun trading activities. Once the Fund begins trading activities, it is anticipated that all of its total net assets will be allocated to futures trading. A significant portion of the net asset value of the Fund will be held in U.S. Treasury bills, generally with a maturity of less than one year, and cash which will be used as margin for the Fund’s trading in futures contracts. The percentage that U.S. Treasury bills, generally with a maturity of less than one year, bears to the total net assets of the Fund varies from period to period as the market values of the futures contracts change. The balance of the net assets of the Fund is held in its commodity trading account. Interest earned on the Fund’s interest-bearing funds will be paid to the Fund.

The Fund’s futures contracts will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, trading in VIX Futures will be halted whenever a market-wide trading halt commonly known as a “circuit breaker” is in effect on the New York Stock Exchange in response to extraordinary market conditions. Therefore, as a result of the “circuit breaker”, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the Fund could be under or overstated, perhaps to a significant degree.

Because the Fund will trade futures contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Market Risk

Trading in futures contracts involves the Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk to be associated with the Fund’s commitments to purchase futures contracts will be limited to the gross or face amount of the contracts held. However, should the Fund enter into a contractual commitment to sell futures contracts, it would be required to make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which the commodity can rise is unlimited, entering into commitments to sell commodity exposes the Fund to theoretically unlimited risk.

The Fund’s exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When the Fund enters into futures contracts, the Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Fund.

The Managing Owner will attempt to minimize these market and credit risks by requiring the Fund to abide by various trading limitations and policies, which will include limiting margin accounts, trading only in liquid markets and permitting the use of stop-loss provisions. The Managing Owner will implement procedures which will include, but will not be limited to:

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one commodity contract or all commodity contracts combined; and

•	generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions.

The Clearing Broker, when acting as the Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures trading and the Clearing Broker will not be allowed to commingle such assets with other assets of the Clearing Broker.

OFF-BALANCE SHEET ARRANGEMENTS

AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Fund has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

The Fund’s contractual obligations are with the Managing Owner and the Fund’s services providers, including the Administrator, the Trustee and the Clearing Broker. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of the Fund’s Net Asset Value, as are fees paid to certain other service providers. However, the fees and expenses of certain service providers are not calculated based on a fixed percentage of the Fund’s net asset value. As such, the Managing Owner cannot anticipate with certainty the payments that will be required to be paid under these arrangements. These agreements generally are effective for one year terms, renewable automatically for additional one year terms unless terminated. However, these contracts may be terminated earlier by either party for various reasons.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares will be used by the Fund to engage in the trading of exchange-traded futures on the VIX Futures Index with a view to tracking the changes, whether positive or negative, in the level of the VIX Futures Index, less the expenses of the operations of the Fund. The Fund’s portfolio also holds U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities for deposit with the Fund’s Clearing Broker as margin.

To the extent that the Fund trades in futures contracts on United States exchanges, the assets deposited by the Fund with its Clearing Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations.

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Fund estimates:

(i) up to approximately [    ]% of the net asset value of the Fund will be placed in segregated accounts in the name of the Fund with the Clearing Broker (or another eligible financial institution, as applicable) in the form of cash or U.S. Treasury bills generally with a maturity of less than one year to margin positions of all futures contracts combined. Such funds will be segregated pursuant to CFTC rules;

(ii) approximately [    ]% of the net asset value of the Fund will be maintained in segregated accounts in the name of the Fund in bank deposits or United States Treasury and United States Government Agencies issues.

Should the Fund trade in the swap markets, the Fund will deposit assets with swap counterparties in order to initiate and maintain swap contracts. Such assets will be held in U.S. governments securities or in cash, for which the Fund will receive interest credits at short-term rates. The swap counterparties may receive a benefit as a result of the deposit of such cash in the form of a reduction in their outstanding overnight borrowing, despite such cash belonging to a Fund, not the counterparties.

The Managing Owner, will be a registered commodity pool operator and commodity trading advisor subject to final approval by the NFA, and will be responsible for the cash management activities of the Fund, including investing in U.S. Treasury bills generally with a maturity of less than one year and United States Government Agencies issues.

In addition, assets of the Fund not required to margin positions may be maintained in United States bank accounts opened in the name of the Fund and may be held in U.S. Treasury bills generally with a maturity of less than one year (or other securities approved by the CFTC for investment of customer funds).

The Fund receives 100% of the interest income earned on its fixed income assets.

[Remainder of page left blank intentionally.]

CHARGES

See “Summary — Breakeven Amounts” and “Summary — ‘Breakeven Table’” for additional breakeven related information.

Management Fee

The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.39% per annum of the daily net asset value of the Fund. The Management Fee will be paid in consideration of the Managing Owner’s futures trading advisory services.

Organization and Offering Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s investment operations), subject to the Overall Expense Cap described below.

Organization and offering expenses relating to the Fund means those expenses incurred in connection with its formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the offering of the Shares, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees, escrow fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares;

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith; and

•	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

The Managing Owner will not allocate to the Fund the indirect expenses of the Managing Owner.

The aggregate amount of the organization and offering expenses incurred to date and paid by the Managing Owner are $[-]. The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses will be approximately $[-].

Brokerage Commissions and Fees

The Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities, collectively, Brokerage Expenses, subject to the Overall Expense Cap described below.

Give-up fees are the fees paid in connection with give-up transactions. A broker gives up a transaction when the broker executes a contract for the client of another broker and the client order is turned over to the second broker. The broker accepting the order from the customer collects a fee from the carrying broker for the use of the facilities. Give ups are often used to consolidate many small orders or to disperse large ones.

Pit brokerage fees are the fees paid to the pit broker, the person with exchange trading privileges who, in any pit, ring, post, or other place provided by a futures exchange for the meeting of persons similarly engaged, executes for another person any orders for the purchase or sale of any commodity for future delivery.

On average, total charges paid to the Clearing Broker are expected to be less than [$            ] per round-turn trade, although the Clearing Broker’s

brokerage commissions and fees will be determined on a -contract, or round-turn basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner does not expect brokerage commissions and fees to exceed [-]% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation fees and expenses, filing fees, and printing, mailing and duplication costs, subject to the Overall Expense Cap described below. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of the Fund will be approximately 0.02% per annum of the Fund’s net asset value.

Overall Expense Cap

The Managing Owner has agreed to pay the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), the Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund, which we refer to as Covered Expenses, to the extent that, in the aggregate, they exceed 0.10% per annum of the daily net asset value of the Fund in any month, or the Overall Expense Cap. Any such amounts paid by the Managing Owner will be subject to reimbursement by the Fund, without interest. Any expense reimbursement payment during any month will be counted toward the 0.10% per annum overall expense cap in respect of such month. If in any month the Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. If the Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time.

Extraordinary Fees and Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all the extraordinary fees and expenses, if any, of itself. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee, all expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of Shares, Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund (including reimbursement payments to the Managing Owner) will be paid first out of interest income from the Fund’s holdings U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Clearing Broker as margin or otherwise.

To the extent interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

Selling Commission

Investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which the Initial Purchaser or an Authorized Participant sells a Share over the price paid by the Initial Purchaser or such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the Financial Industry Regulatory Authority, or FINRA, Corporate Financing Department.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in the Fund will be created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner, or a Participant Agreement.

Each Authorized Participant must be registered as a broker dealer under the Securities Exchange Act of 1934, or the Exchange Act, and regulated by FINRA, or is exempt from being, or otherwise is not required to be, so regulated or registered, and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

CREATION AND REDEMPTION OF SHARES

The Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 10,000 Shares. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in the Fund will be created by the Initial Purchaser. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $[            ] in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to ALPS Distributors or the Administrator without consent from any Shareholder or Authorized Participant. The Participant

Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $[            ] per order to create or redeem Baskets. Authorized Participants who purchase Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, or the Securities Act, as described in “Plan of Distribution.”

Authorized Participants may act for their own accounts or as agents for broker dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets who are not Authorized Participants should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreement, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Managing Owner has agreed to reimburse the Authorized Participants, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Declaration of Trust and the form of Participant Agreement for more detail. The Declaration of Trust and the form of Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Managing Owner to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by [11:00] a.m., New York time. The day on which the Managing Owner receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Basket is the net asset value of 10,000 Shares as of the closing time of the NYSE Arca or the CFE, the exchange on which its futures contracts are traded, whichever is latest, on the purchase order date. Baskets are issued as of noon, New York time, on the Business Day immediately following the purchase order date at the applicable net asset value per Share as of the closing time of the NYSE Arca or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, on the purchase order date, but only if the required payment has been timely received.

Because orders to purchase Baskets must be placed by [11:00] a.m., New York time, but the total payment required to create a Basket will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The net asset value of the Fund and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Managing Owner may reject a purchase order if:

•	It determines that the purchase order is not in proper form;

•	The Managing Owner believes that the purchase order would have adverse tax consequences to the Fund or its Shareholders; or

•	Circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner will not be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by [11:00] a.m., New York time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 10,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Baskets of the Fund requested in the Authorized Participant’s redemption order as of the closing time of the NYSE Arca or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, on the redemption order date. The Managing Owner will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund will be delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Managing Owner will also be authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension, Postponement or Rejection of Redemption Orders

The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date (1) for any period during which an emergency exists (as defined below) as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

As it relates to suspension, postponement or rejection of redemption orders, an emergency shall include, but not be limited to, the occurrence of any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of existing hostilities or other calamity or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such to make it, in the Managing Owner’s judgment, impracticable or inadvisable to process redemption orders.

The Managing Owner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a transaction fee of $[        ] per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

THE FUTURES BROKERS

A variety of executing brokers will execute futures transactions on behalf of the Fund. Such executing brokers give-up all such transactions to [            ], which will serve the clearing broker, or Clearing Broker, for the Fund. The Clearing Broker will clear (and may execute from time-to-time) each of the futures transactions of the Fund and perform certain administrative services for the Fund. [            ] is also registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association in such capacity.

There is no litigation pending regarding [            ] that would materially adversely affect its ability to carry on its futures, foreign exchange futures and options brokerage business.

Additional or replacement Clearing Brokers may be appointed in respect of the Fund in the future.

SWAP COUNTERPARTIES

The Fund will enter into swaps with counterparties selected by the Managing Owner. The Managing Owner will select swap counterparties giving due consideration to such factors as it deems appropriate, including, without limitation, creditworthiness, familiarity with the VIX Futures Index and the Volatility Index, and price. Under no circumstances will the Fund enter into a swap with any counterparty whose credit rating is lower than investment-grade at the time the swap is entered into.

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

The Managing Owner

The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Managing Owner also service other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Fund consistent with its or their respective fiduciary duties to the Fund and others.

The Clearing Broker

The Clearing Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Clearing Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. In addition, various accounts traded through the Clearing Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Clearing Broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The Managing Owner will, however, not retain any futures broker for the Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

The Clearing Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Clearing Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Clearing Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Proprietary Trading/Other Clients

The Managing Owner, its affiliates, and its and their trading principals may trade in the equity, equity options and equity futures markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Among other things, the

Managing Owner’s trading principals may trade in the equity, equity options and equity futures markets on behalf of affiliates of the Managing Owner and for the accounts of other clients. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the Managing Owner, its affiliates, and its and their trading principals and affiliates may trade for their own or other client accounts at the same time that they are managing the account of the Fund, prospective investors should be aware that — as a result of, among other things, a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in proprietary accounts or other client accounts which are opposite, or ahead of, the positions taken for the Fund.

Transactions by the Index Sponsor involving the VIX Futures

The Index Sponsor and their affiliates may from time-to-time engage in transactions involving the VIX Futures (and/or sub-components thereof) for their proprietary accounts and for accounts under their management. Such transactions may have a positive or negative effect on the value or level of the VIX Futures (and/or sub-components thereof) and consequently upon the VIX Futures Index level, and in engaging in such transactions, none of the Index Sponsor nor any of their affiliates will be under any obligation to act in the interests of users of the VIX Futures Index and/or parties exposed to products referencing the VIX Futures Index.

Index Sponsor Acting in Other Capacities

The Index Sponsor and its affiliates may from time-to-time act in multiple capacities with regard to the VIX Futures Index or any products referencing the VIX Futures Index. Potential conflicts of interest may exist between the Index Sponsor and its affiliates and any users of the VIX Futures Index and/or parties exposed to products referencing the VIX Futures Index.

Issuing of other derivative instruments in respect of the VIX Futures

The Managing Owner and its affiliates may issue derivative instruments in respect of the VIX Futures Index or VIX Futures (and/or sub-components thereof) and the introduction of such products into the marketplace may affect the VIX Futures Index level.

Market-Making for Futures Contracts Linked to the VIX Futures Index or to the VIX Futures

The Managing Owner and its affiliates may, in certain cases, act as a market-maker or sponsor for additional futures contracts linked to the VIX Futures Index or to the VIX Futures (or sub-components thereof). By such sponsoring or market-making, such entity may, to some extent, determine the price of the VIX Futures Index or the VIX Futures (or sub-components thereof), and consequently influence the VIX Futures Index level. The prices quoted by the Managing Owner or its affiliates in its sponsoring or market-making function will not always correspond to the prices which would have prevailed without such sponsoring or market-making and in a liquid market.

Obtaining of non-public information with respect to the VIX Futures Index

The Managing Owner, the Index Sponsor and/or its or their respective affiliates may acquire non-public information with respect to the VIX Futures (or sub-components thereof), and none of them undertakes to disclose any such information to any user of the VIX Futures Index. In addition, one or more of such parties may publish research reports with respect to the VIX Futures (or sub-components thereof). Such activities could present conflicts of interest and may affect the VIX Futures Index level.

DESCRIPTION OF THE SHARES; THE FUND;

CERTAIN MATERIAL TERMS OF THE

DECLARATION OF TRUST

The following summary describes in brief the Shares and certain aspects of the operation of the Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Fund and the material terms of the Declaration of Trust. Prospective investors should carefully review the Form of Declaration of Trust filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Declaration of Trust.

Description of the Shares

The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Shares will be listed on the NYSE Arca under the symbol VIXX.

The Shares may be purchased or redeemed from the Fund on a continuous basis, but only by Authorized Participants and only in blocks of 10,000 Shares, or Baskets. Individual Shares may not be purchased or redeemed from the Fund. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.

The Fund; Principal Office; Location of Records

The Fund is organized as a statutory trust under the Delaware Statutory Trust Act. The Fund is managed by the Managing Owner, whose office is located at One Station Place, Three North, Stamford, CT 06902, telephone: (203) 708-6500.

The books and records of the Fund will be maintained as follows: all marketing materials will be maintained at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577; Basket creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850. All other marketing materials, books and records of the Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Fund’s Clearing Brokers) are maintained at the Fund’s principal office, c/o Jefferies Commodity Investment Services, LLC, One Station Place, Three North, Stamford, CT 06902; telephone number (203) 708-6500.

The books and records of the Fund will be located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of the Fund during regular business hours as provided in the Declaration of Trust. The Managing Owner will maintain and preserve the books and records of the Fund for a period of not less than six years.

Although Shares need not carry any voting rights, the Declaration of Trust gives Shareholders voting rights in respect of the business and affairs of the Fund comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Fund. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Fund will be limited to its express obligations under the Declaration of Trust.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust.

The Trustee will serve in a passive role as the sole trustee of the Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. To the fullest extent permitted by applicable law, the Trustee does not owe any other duties to the Fund, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Declaration of Trust provides that the Trustee is compensated by the Fund, as appropriate, and is indemnified by the Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, as appropriate, or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Fund and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

Under the Declaration of Trust, the Managing Owner has exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day to day management of the business and operations of the Fund, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management of the business and affairs of the Fund, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund, as appropriate.

Because the Trustee has no management authority with respect to the Fund it is not registered in any capacity with the CFTC.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Fund. The Trustee’s only duties are to satisfy the requirements of the Delaware Statutory Trust Act that a Delaware statutory trust have at least one trustee with its principle place of business in Delaware. The Declaration of Trust provides that the management authority with respect to the Fund is vested directly in the Managing Owner.

The Managing Owner

Background

Jefferies Commodity Investment Services, LLC, a Delaware limited liability company, is the Managing Owner of the Fund. The Managing Owner will serve as both commodity pool operator and commodity trading advisor of the Fund. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and has been a member of the NFA since December 22, 2009. Its principal place of business is One Station Place, Three North, Stamford, CT 06902, telephone number (203) 708-6500.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

Principals and Key Employees

The following principals serve in the below capacities on behalf of the Managing Owner:

Name	Capacity

Adam C. De Chiara	Co-President

Bradford L. Klein	Co-President

Peregrine C. Broadbent	Executive Vice President & Chief Financial Officer

Michael S. Sheehy	Senior Vice President & Chief Compliance Officer

Todd Streichler	Managing Director, Finance

Michael S. Kaplan	Managing Director, Operations

Jefferies Group, Inc. is also a principal of the Managing Owner.

The Managing Owner is managed by a Board of Directors. The Board of Directors is comprised of Adam C. De Chiara, Bradford L. Klein and Peregrine C. Broadbent.

Satyanarayan (“Satch”) R. Chada, Andrew Kaplan and Patricia S. Rube are non-trading principals of the Managing Owner.

Adam C. De Chiara joined the Managing Owner in 2009 and serves as Co-President with responsibility for overseeing the management of the Managing Owner. Mr. De Chiara has been a principal and associated person of the Managing Owner since December 11, 2009 and December 22, 2009, respectively. Since November 2003, Mr. De Chiara has served as Co-President of two affiliates of the Managing Owner: Jefferies Asset Management, LLC, or JAM, an investment adviser registered with the SEC, a commodity trading adviser registered with the CFTC and member of the NFA; and Jefferies Financial Products, LLC, or JFP. Mr. De Chiara has been a principal and associated person of JAM since November 26, 2007 and April 8, 2008, respectively. JFP conducts proprietary commodity futures trading, and engages in OTC commodity swap, option and OTC foreign exchange transactions with institutional counterparties and hedges those swaps and OTC foreign exchange transactions by trading in the OTC and futures markets. Since April 2008, Mr. De Chiara has served as portfolio manager for JAM’s Commodity Division. At JFP, Mr. De Chiara engages in activities such as senior level product development, marketing and other strategic initiatives; he generally does not play an active role in JFP’s trading activities. Mr. De Chiara has been a principal and associated person of Jefferies & Company, Inc. since November 10, 2003 and October 13, 2003, respectively. Mr. De Chiara also serves on the Executive Committee, an advisory committee to senior management of Jefferies Group, Inc. and its affiliates. Mr. De Chiara received his A.B. in History and Economics from Harvard University in 1987 where he was elected to Phi Beta Kappa and received his J.D. (with honors) from Harvard Law School in 1990.

Bradford L. Klein joined the Managing Owner in 2009 and serves as Co-President with responsibility for overseeing management of the Managing Owner. Mr. Klein has been a principal of the Managing Owner since December 11, 2009. Mr. Klein also serves on the Executive Committee, an advisory committee to senior management of Jefferies Group, Inc. and its affiliates. Since November 2003, Mr. Klein has served as Co-President of JAM and JFP with responsibility for overseeing their management. Mr. Klein has been a principal of JAM since April 8, 2008. Mr. Klein graduated with honors from George Washington University in Washington, D.C. in 1984 with a Bachelors Degree in finance.

Andrew R. Kaplan joined the Managing Owner in 2009 and serves as Executive Vice President and General Counsel and provides legal and regulatory advice. Mr. Kaplan has been a principal of the Managing Owner since December 11, 2009. Since March 2004, Mr. Kaplan has served as Executive Vice President and General Counsel of JAM and JFP with responsibility for providing legal and regulatory advice. Mr. Kaplan has been a principal of JAM since March 12, 2008. Mr. Kaplan received his B.A. from Tufts University in 1980 and his J.D. from Cornell University in 1983.

Michael S. Kaplan joined the Managing Owner in 2009 and serves as Director of Operations with responsibility for overseeing operational infrastructure. Mr. Kaplan has been a principal of the Managing Owner since December 11, 2009. Since January 2004, Mr. Kaplan has served as Director of Operations of JAM and JFP with responsibility for overseeing operational infrastructure. Mr. Kaplan has been a principal of JAM since March 27, 2008. Mr. Kaplan graduated with honors from Lehigh University in 1978 with a Bachelors Degree in Management.

Todd Streichler joined the Managing Owner in 2009 and serves as Director of Finance with responsibility for financial and accounting services. Mr. Streichler has been a principal of the Managing Owner since December 11, 2009. Since January 2004, Mr. Streichler has served as Director of Finance of JAM and JFP with responsibility for financial and accounting services. Mr. Streichler has been a principal of JAM since March 11, 2008. Mr. Streichler received his undergraduate degree from the University of Buffalo in 1988 and received an MBA from St. John’s University in 1991.

Michael S. Sheehy joined the Managing Owner in 2009 and serves as Chief Compliance Officer with responsibility for overseeing the compliance program. Mr. Sheehy has been a principal of the Managing Owner since December 11, 2009. Since July 2007, Mr. Sheehy has served as Chief Compliance Officer of JAM and JFP with responsibility for overseeing their compliance programs. Mr. Sheehy has been a principal of JAM since March 31, 2008. Prior to joining JAM and JFP, Mr. Sheehy was an associate at the law firm of Cobb & Associates LLC (formerly Cobb & Eisenberg

LLC) from February 2006 to July 2007, where he counseled investment advisers, broker dealers and private investment funds on compliance, securities, tax and other legal and regulatory issues. From September 2003 through February 2006, Mr. Sheehy was an associate in the business practice group at the law firm of Wiggin and Dana LLP, where he provided advice relating to mergers and acquisitions, securities offerings and general corporate matters. Mr. Sheehy received an A.B. in History from Brown University in 1998, and a J.D. (with honors) from the University of Connecticut School of Law in 2002 where he was a member of the Connecticut Law Review.

Peregrine C. Broadbent joined the Managing Owner in 2009 and serves as Chief Financial Officer with responsibility for finance and accounting. Mr. Broadbent has been a principal of the Managing Owner since December 22, 2009. Since November 2007, Mr. Broadbent has been Executive Vice President and Chief Financial Officer for Jefferies & Co., Inc., a registered broker-dealer, and Jefferies Group, Inc., a global financial services firm with responsibility for finance and accounting. Mr. Broadbent has been a principal of Jefferies & Company, Inc. since April 4, 2008. Prior to joining Jefferies, Mr. Broadbent was employed by the financial services firm Morgan Stanley for 16 years from 1991 to 2007, including serving as Managing Director, Head of Institutional Controllers (Fixed Income, Equity and Investment Banking) of Morgan Stanley since November 2003 and was Morgan Stanley’s Managing Director, Head of Fixed Income Infrastructure (Operations and Controllers) from March 2002 through November 2003, with responsibility for operations and accounting. Mr. Broadbent is a Chartered Accountant in the United Kingdom and received his BSc from University of Exeter, England in 1986.

Patricia Schoor Rube joined the Managing Owner in 2010, and serves as Managing Director and Associate General Counsel with responsibility for providing legal and regulatory advice. Ms. Rube has been principal of the Managing Owner since April 14, 2010. Since September 2003, Ms. Rube has been Managing Director and Associate General Counsel for Jefferies Asset Management, LLC, Jefferies Financial Products, LLC and Jefferies & Company, Inc., with responsibility for providing legal and regulatory advice. Ms. Rube received both her undergraduate degree and law degree from Harvard University in 1988, and 1992, respectively.

Satyanarayan R. Chada joined the Managing Owner in 2010 and serves as Managing Director with responsibility for supervising the portfolio management team and new product development. Mr. Chada has been a principal of the Managing Owner since April 14, 2010. Since February 2009, Mr. Chada has been Managing Director and Global Head of Investor Solutions for Jefferies Asset Management, LLC with responsibility for new product development. Prior to joining Jefferies, Mr. Chada began his career at Merrill Lynch, a global financial services firm, as an equity derivatives trader responsible for trading Japanese index and index-linked products, and then as managing director responsible for Structured Products Origination business globally for Merrill Lynch’s wealth management business. Mr. Chada received his B.S. in computer science in 1989 from the University of Michigan, an M.S. in computer science in 1991 from Michigan State University and an M.B.A. in 1997 from the University of Chicago.

Jefferies Group, Inc., which controls numerous operating companies, including the Managing Owner, Jefferies Commodity Services, LLC, Jefferies & Company, Inc. and various other U.S. and foreign regulated financial institutions, has been a principal of the Managing Owner since December 15, 2009.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Fund.

As managing owner of the Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund, consistent with the terms of the Declaration of Trust. A form of the Declaration of Trust is filed as an exhibit to the registration statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund, as set forth herein and in the Declaration of Trust (to which terms all Shareholders, by purchasing the Shares, are deemed to consent).

The Declaration of Trust provides that the Managing Owner and its affiliates shall have no liability to the Fund or to any Shareholder for any loss suffered by the Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute gross negligence or willful misconduct by the Managing Owner Related Parties. The Fund has agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund, as applicable.

Under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such statutory trust for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, or the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Clearing Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosure and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal and Delaware law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund

The Managing Owner has made and expects to maintain an aggregate investment of $[            ] in the Fund. No principal has an ownership or beneficial interest in the Fund.

Management; Voting by Shareholders

The Shareholders of the Fund take no part in the management or control, and have no voice in the operations or the business of the Fund. Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the Fund, and may amend the Declaration of Trust of the Fund, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Fund. The owners of 10% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Declaration of Trust to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in the Fund, are non-voting.

The Managing Owner has the right unilaterally to amend the Declaration of Trust provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements or in response to regulatory changes (including, but not limited to, proposals by regulatory bodies, self-regulatory organizations, legislative bodies or any other applicable lawmaking, rulemaking or similar body), such as, but not limited to, adverse changes in speculative positions limits applicable to the Fund’s VIX Futures.

Recognition of the Fund in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Fund has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, the Fund indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner. The Managing Owner is itself generally liable for all obligations of the Fund and will use its assets to satisfy any such liability before such liability would be enforced against any Shareholder individually.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders of the Fund agree in the Declaration of Trust that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes separately imposed on the Fund by any state, local or foreign taxing authority.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares will trade on the NYSE Arca and provide investors with direct access to the Fund. The Fund trades with a view of tracking the VIX Futures Index, less expenses. The Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates will be deposited by the Managing Owner with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Fund’s Declaration of Trust, Shareholders are limited to (1)

participants in DTC such as banks, brokers, dealers and trust companies, or DTC Participants, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, or Indirect Participants, and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.

You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.jamfunds.com/jcis. The Fund will file periodic, quarterly and annual reports with the SEC. Investors can read and coy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Net Asset Value

Net asset value means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, net asset value includes any unrealized profit or loss on open futures contracts, and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. All open futures contracts traded on a United States exchange are calculated at their then current market value, which are based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, are based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Fund’s futures brokerage account, if applicable, will be accrued at least monthly. The amount of any distribution will be a liability of the Fund from the day when the distribution is declared until it is paid.

Net asset value per Fund Share is the net asset value of the Fund divided by the number of its outstanding Fund Shares.

Termination Events

The Fund will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor managing owners. If the Fund is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value of the Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Declaration of Trust. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such an election is made, all Shareholders of the Fund shall be bound thereby and continue as Shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Fund.

•

In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated.

•	The Fund becomes insolvent or bankrupt.

•

The Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve the Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•

The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Fund because the aggregate net asset value of the Fund as of the close of business on any business day declines below $10 million.

•	The Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

DISTRIBUTIONS

The Managing Owner has discretionary authority over all distributions made by the Fund. To the extent that the Fund’s actual and projected interest income from its holdings of U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR

The Managing Owner, on behalf of the Fund, has appointed The Bank of New York Mellon as the administrator, or Administrator, of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon will serve custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon will serve the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the current list of names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-4412. A list of the names of the parties that have executed a Participant Agreement as of the date of this Prospectus may be found in the “Plan of Distribution” Section. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s trust office identified above.

The Administrator will retain certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

The Fund will pay to the Administrator up to [            ]% of the daily net asset value per annum of the Fund for administration fees, monthly in arrears. If the monthly administration fees exceed [            ], the amount above [        ] will be paid to by the Managing Owner.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $[            ] per order. These transaction processing fees are paid by the Authorized Participants and not by the Fund.

The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

THE DISTRIBUTOR

The Managing Owner, on behalf of the Fund, has appointed ALPS Distributors, Inc., or ALPS Distributors, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact ALPS Distributors toll free in the U.S. at (877) 369-4617.

ALPS Distributors will retain all marketing materials for the Fund, at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The Fund will pay ALPS Distributors for performing its duties on behalf of the Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services to the Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers. ALPS Distributors is affiliated with ALPS Fund Services, Inc., a Denver based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed-end, hedge and exchange-traded funds, with over 340,000 shareholder accounts and approximately $22 billion in client mutual fund assets under administration. ALPS Distributors provides distribution services to over $220 billion in client assets.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate is signed by the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate evidences all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificate is made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Managing Owner. Under such circumstances, the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price of the Fund in the secondary market has fallen outside a desirable trading price range, the Managing Owner may declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

MATERIAL CONTRACTS

Brokerage Agreement

The Clearing Broker and the Fund have entered into a brokerage agreement or a Brokerage Agreement. As a result the Clearing Broker:

•	acts as the clearing broker;

•	acts as custodian of the Fund’s assets; and

•	performs such other services for the Fund as the Managing Owner may from time-to-time request.

As clearing broker for the Fund, the Clearing Broker receives orders for trades from the Managing Owner.

Confirmations of all executed trades are given to the Fund by the Clearing Broker. The Brokerage Agreement incorporates the Clearing Broker’s standard customer agreements and related documents, which generally include provisions that:

•	all funds, futures and open or cash positions carried for the Fund will be held as security for the Fund’s obligations to the Clearing Broker;

•	the margins required to initiate or maintain open positions will be as from time-to-time established by the Clearing Broker and may exceed exchange minimum levels; and

•	the Clearing Broker may close out positions, purchase futures or cancel orders at any time it deems necessary for its protection, without the consent of the Fund.

As custodian of the Fund’s assets, the Clearing Broker is responsible, among other things, for providing periodic accountings of all dealings and actions taken by the Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of the Fund.

Administrative functions provided by the Clearing Broker to the Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

As long as the Brokerage Agreement between the Clearing Broker and the Fund, is in effect, the Clearing Broker will not charge the Fund a fee for any of the services it has agreed to perform, except for the agreed upon brokerage fee.

The Brokerage Agreement is not exclusive and runs for successive one year terms to be renewed automatically each year unless terminated. The Brokerage Agreement is terminable by the Fund, or the Clearing Broker without penalty upon thirty (30) days’ prior written notice (unless where certain events of default occur or there is a material adverse change to the Fund’s financial position, in which case only prior written notice is required to terminate the Brokerage Agreement).

The Brokerage Agreement provides that neither the Clearing Broker nor any of its managing directors, officers, employees or affiliates will be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by the Fund other than as a result of the Clearing Broker’s gross negligence or reckless or intentional misconduct or breach of such agreement.

Administration Agreement

Pursuant to the Administration Agreement among the Fund and the Administrator, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement with the Fund upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by the Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of the Administrator.

Subject to limitations, the Fund will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the registration statement or Prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for the Fund, or arising out of transactions or other activities of the Fund which occurred prior to the commencement of the Administration Agreement; provided, that the

Fund will not indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of the Fund and its respective successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, the Fund will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of the Fund or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for the Fund or its own counsel; (iv) any improper use by the Fund or its respective agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing net asset value; or (vi) any valuations or net asset value provided by the Fund.

Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Fund or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Notwithstanding any other provision contained in the Administration Agreement, the Administrator will have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to any; (b) the taxable nature or effect on the Fund or their shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by the Fund to their respective shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund making or not making any distribution or dividend payment, or any election with respect thereto.

Global Custody Agreement

The Bank of New York Mellon will serve as the Fund’s custodian, or Custodian. Pursuant to the Global Custody Agreement between the Fund, on its own behalf and the Custodian, or Custody Agreement, the Custodian will serve as custodian of all securities and cash at any time delivered to the Custodian by the Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and maintains one or more securities accounts and cash accounts for the Fund pursuant to the Custody Agreement.

The Fund, independently, and the Custodian may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice. Upon termination thereof, the Fund will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Fund, gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to the Fund, such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against the Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian.

The Custodian will have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by the Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to the Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Fund will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of the Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Fund will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by the Fund; provided however, that the Fund will not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity will be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York Mellon will serve the Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Fund, and the Transfer Agent, the Transfer Agent will serve as the Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless any party provides written notice of termination (with respect to a specific Fund) at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

•

Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Fund, its obligations to compensate the Transfer Agent, provided that the non breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•

The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Fund.

The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and the Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:

•

All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement, provided that such actions are taken without gross negligence, or willful misconduct.

•	The Fund’s gross negligence or willful misconduct.

•	The breach of any representation or warranty of the Fund thereunder.

•

The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

•	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Fund.

•

The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Distribution Services Agreement

ALPS Distributors will provide certain distribution services to the Fund. Pursuant to the Distribution Services Agreement between the Fund, as amended from time-to-time, with respect to the Fund, and ALPS Distributors, ALPS Distributors assists the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials.

The date of the Distribution Services Agreement will be the effective date and such Agreement will continue until two years from such date and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Managing Owner with respect to the Fund or otherwise as provided under the Distribution Services Agreement. The Distribution Services Agreement is terminable without penalty on sixty (60) days’ written notice by the Managing Owner of the Fund or by ALPS Distributors. The Distribution Services Agreement will automatically terminate in the event of its assignment.

Pursuant to the Distribution Services Agreement, the Fund will indemnify ALPS Distributors as follows:

The Fund indemnifies and holds harmless ALPS Distributors and each of its directors and officers and each person, if any, who controls ALPS Distributors within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expenses and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, Prospectus, statement of additional information, Shareholder reports or other information filed or made public by the Fund (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the Securities Act or any other statute or the common law. However, the Fund does not indemnify ALPS Distributors or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of ALPS Distributors. In no case

•

is the indemnity of the Fund in favor of ALPS Distributors or any person indemnified to be deemed to protect ALPS Distributors or any person against any liability to the Fund or its security holders to which ALPS Distributors or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Services Agreement, or

•

is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against ALPS Distributors or any person indemnified unless ALPS Distributors or the person, as the case may be, will have notified the Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims will have been served upon ALPS Distributors or any such person (or after ALPS Distributors] or such person will have received notice of service on any designated agent).

However, failure to notify the Fund of any claim will not relieve the Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement described herein. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Fund elects to assume the defense, the defense will be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any suit and retain counsel, ALPS Distributors, officers or directors or controlling person(s), defendant(s) in the suit, will bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse ALPS Distributors, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify ALPS Distributors promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

Customer Agreement

[TBD]

MATERIAL U.S. FEDERAL

INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities, commodities or currencies;

•	financial institutions;

•	regulated investment companies (“RICs”), other than the status of the Fund as a qualified publicly traded partnership (“qualified PTP”) within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service (the “IRS”) or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Declaration of Trust and applicable law (and other relevant documents), in the opinion of Sidley Austin LLP, the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, the Fund will not be a taxable entity for U.S. federal income tax purposes and the Fund will not incur U.S. federal income tax liability.

Special Rules for Publicly Traded Partnerships

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that the Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Managing Owner will use its reasonable efforts to cause the Fund to operate in such manner as is necessary for the Fund to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders in the Fund, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if the Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares.

The discussion below is based on the assumption that the Fund will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Shareholders will take into account their respective share of ordinary income realized by the Fund from accruals of interest on U.S. Treasury bills held in the Fund’s portfolio. The Fund may hold U.S. Treasury bills or other debt instruments, as applicable, with “acquisition discount” or “original issue discount”, in which case Shareholders will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt instruments with “market discount.” Upon disposition of market discount obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders will be required to include as ordinary income their share of the market discount that accrued during the period the obligations were held by the Fund.

It is expected that the VIX Futures will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. Section 1256 Contracts held by the Fund at the end of a taxable year will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from

Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

In addition to the VIX Futures, the Fund also may invest in swaps as described above under “Investment Objective of the Fund”. The Fund’s investment in swaps may have various tax consequences, requiring Shareholders to recognize ordinary income or loss or capital gain or loss depending on the exact terms of the swaps. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential investors should consult their tax advisors regarding an investment in the Fund.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Declaration of Trust, unless an allocation under the Declaration of Trust does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Declaration of Trust should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the Fund.

If the allocations provided by the Declaration of Trust were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the Declaration of Trust could be increased or reduced or the character of the income or loss could be modified or both.

As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders.

Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing Shareholders to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the Shareholders that economically have earned such gain or loss. The Managing Owner has discretion to determine which permitted method of allocation to use with respect to section 704(c) allocations.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the average price of the Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

The Fund will make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by the Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in the Fund. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the

Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, it is expected that the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, the Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares.

Constructive Termination

The Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all Shareholders. In the case of a Shareholder reporting on a taxable year other than the taxable year used by the Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “— Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “— Disposition of Shares” below).

Creation and Redemption of Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares and the transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. Except to the extent section 751(a) applies to treat any gain or loss as ordinary, the gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations (which limitations are currently being phased out through 2010 and scheduled to be reinstated thereafter) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Fund will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of the expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to the U.S. Shareholder for the year. If the Managing Owner determines that the Fund is an investor, the Fund will treat the management fees of the Fund as miscellaneous itemized deductions. If, however, the Managing Owner determines that the Fund is a trader, the Fund will treat the management fees as ordinary business deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Fund intends to make a 709(b) election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Reporting by the Fund to its Shareholders

The Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from U.S. Treasury bills, short-term and long-term capital gain or loss with respect to the VIX Futures, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and the other information and forms as may be reasonably requested by the Fund for purposes of complying with its tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Fund, it is not certain that the IRS will agree with the manner in which tax reporting by the Fund will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the governing documents, the Managing Owner will be appointed the “tax matters partner” of the Fund for all purposes of the Code. The tax matters partner, which is required by the Declaration of Trust to notify all U.S. Shareholders of any U.S. federal income tax audit of the Fund, will have the authority under the Declaration of Trust to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Non-U.S. Shareholders

The Fund will conduct its activities in a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares. A non-U.S. Shareholder’s share of the interest income realized by the Fund on its holdings of U.S. Treasury bills will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements.

Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares or on the non-U.S. Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, the non-U.S. Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the non-U.S. Shareholder’s distributive share of gains if the non-U.S. Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

RICs may invest up to 25% of their assets in “qualified PTPs” and net income derived from such investments is qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. The Fund anticipates that it will qualify as a qualified PTP for any taxable year in which the Fund realizes sufficient gross income from its VIX Futures. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the Fund will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP. RIC investors are urged to monitor their investment in the Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs. The Fund will make available on the Managing Owner’s website periodic tax information designed to enable RIC investors in its Shares to make a determination as to the Fund’s status under the qualified PTP rules.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares will not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Certain State and Local Taxation Matters

Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares. These considerations arise under various taxing schemes, which include taxes imposed on entities treated as partnerships for U.S. federal income tax purposes, withholding on the distributive share of a nonresident partner, franchise and capital taxes, gross income taxes, net income taxes, value added taxes, and gross receipts taxes.

State and local tax laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit for state net income tax purposes, For Shareholders that are taxed as entities for state or local tax income tax purposes, the taxable nexus, income, and apportionment factors of the Fund may flow through to the Shareholder and such flow-through may disproportionately impact the taxability of the Shareholder in one or more jurisdictions relative to that Shareholder’s distributive share from the Fund. For Shareholders that are individuals, the taxable nexus and apportioned income of the Fund will generally flow through to the Shareholder and the Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local income tax purposes in the jurisdiction in which the Shareholder is a resident. The Fund may have a taxable nexus with one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file state and local tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective investor should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction(s) in which the Shareholder is resident.

Under current law and assuming full compliance with the terms of the Declaration of Trust (and other relevant documents), the Fund likely will not generate Connecticut source income for individual Shareholders because income from intangible personal property constitutes income derived from Connecticut sources only to the extent that such income is from property employed in a business, trade, profession or occupation carried on in Connecticut. For a Shareholder that is taxed as a corporation for Connecticut tax purposes, if the corporation is not otherwise carrying on or doing business within Connecticut, then it will likely not be subject to Connecticut corporation business tax or the capital stock tax as a result of the being a Shareholder and not be required to file a corporation business tax return. For a Shareholder that is taxed as a corporation for Connecticut tax purposes, if the corporation is otherwise carrying on or doing business within Connecticut, then it will include the distributive share of income and apportionment factors of the Fund in its calculation of its Connecticut corporation business tax liability.

Backup Withholding

The Fund is required in certain circumstances to backup withhold on certain payments paid to non-corporate Shareholders that do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

Recently Enacted Legislation

Recently enacted legislation will (i) require certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the

Code) to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) with respect to payments made after December 31, 2012, impose a 30% withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in the Fund.

Other recently enacted legislation will impose a 3.8% tax on the net investment income (as defined in the Code) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2012. U.S. Shareholders are encouraged to consult with their own advisors regarding the possible implications of this legislation on an investment in the Fund.

PROSPECTIVE INVESTORS ARE URGED TO

CONSULT THEIR TAX ADVISERS BEFORE

DECIDING WHETHER TO INVEST IN

THE SHARES OF THE FUND.

PURCHASES BY

EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations— ‘Tax-Exempt Organizations’” at page 79. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares should be considered to be publicly-offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Shares will be timely registered under the Securities Exchange Act of 1934. Second, it appears that the Shares will be freely transferable because the Shares will be freely tradeable on the NYSE Arca like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 investors independent of the Fund and of each other. Therefore, the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Clearing Broker, the Administrator, the Trustee, the Index Sponsor, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Initial Purchaser

Jefferies & Company, Inc. is the Initial Purchaser of Shares. On [            ], the Initial Purchaser agreed to purchase and take delivery of 10,000 Shares, which comprise the initial Baskets of the Fund, at a purchase price of $100.00 per Share ($1,000,000 per Basket), pursuant to an Initial Purchaser Agreement. This price has been arbitrarily determined inasmuch as the Shares have no inherent value and it may not be indicative of prices that will prevail in the trading market. The Initial Purchaser proposes to offer to the public these 10,000 Shares at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The excess, if any, of the price at which the Initial Purchaser sells a Share over the price paid by the Initial Purchaser in connection with the initial purchase of such Share will be deemed to be underwriting compensation by the FINRA Corporate Financing Department. The Initial Purchaser will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with the sale of the Shares to the public.

The Fund will not bear any expenses in connection with the offering or sales of the Shares composing the initial Basket.

The Managing Owner has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.

The Initial Purchaser will not act as an Authorized Participant with respect to the initial Baskets of the Fund, and its activities with respect to the initial Baskets of the Fund will be distinct from those of an Authorized Participant.

Authorized Participants

The Fund will issue Shares in Baskets to Authorized Participants continuously as of noon New York time on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 10,000 Shares as of the closing time of the NYSE Arca or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer.

Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the FINRA Corporate Financing Department. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, each of [            ] and [            ] have each executed a Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

The Fund will issue the initial Baskets to the Initial Purchaser and will issue Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring.

An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. Similarly, the Initial Purchaser will be deemed a statutory underwriter. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

Nature of Payment	Payor	Amount of Payment	Services Provided
Selling Commission [TBD]	Fund	[TBD]	[TBD]
Distribution Services Fee [TBD]	Fund	[TBD]	[TBD]
Marketing Fee [TBD]	Fund	[TBD]	[TBD]
For additional details see below.

General

Investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, neither the Initial Purchaser nor the Authorized Participants will make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Fund will not exceed 10% plus 0.5% for bona fide due diligence.

The Initial Purchaser will not charge a commission of greater than 1% (which represents a maximum of $1,000,000 of the amount registered hereby) of the price per Share in offering and selling the Shares comprising the Initial Baskets of the Fund.

Pursuant to the Distribution Services Agreement, [            ] will be paid by the Fund in an amount of approximately $[        ] per annum per Fund, plus any fees or disbursements incurred by [            ] in connection with the performance by [            ] of its duties on behalf of the Fund.

The payments to [            ] will not, in the aggregate, exceed [        ]%, of the gross offering proceeds of the offering (or in an amount equal to $[            ], of the $[            ] registered on the initial Registration Statement on Form S-1 in respect of the Fund). The Fund will advise [        ] and [                ] will monitor compensation received in connection with the Fund to determine if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Jefferies S&P 500 VIX Short-Term Futures ETF’s Shares will trade on the NYSE Arca under the symbol “VIXX”.

LEGAL MATTERS

Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to the Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax matters and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent the Fund or the Shareholders in matters relating to the Fund and no other counsel has been engaged to act on their behalf.

Richards, Layton & Finger, P.A., special Delaware counsel to the Fund, has advised the Fund in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

[TO COME-AUDITORS TO PROVIDE]

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION

AND ANNUAL REPORTS

The Managing Owner will furnish you with an annual report of the Fund in which you invested within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.jamfunds.com/jcis. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

PRIVACY POLICY

OF THE MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you are a former Shareholder, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

[Remainder of page left blank intentionally.]

Report of Independent Registered Public Accounting Firm

Jefferies S&P 500 VIX Short-Term Futures ETF:

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Jefferies S&P 500 VIX Short-Term Futures ETF

Form of Statement of Financial Condition

dated [            ].

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Jefferies S&P 500 VIX Short-Term Futures ETF

Notes to Statement of Financial Condition

[            ], 2010

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Report of Independent Registered Public Accounting Firm

Jefferies Commodity Investment Services, LLC:

Jefferies Commodity Investment Services, LLC

Form of Statement of Financial Condition dated [            ].

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

Jefferies Commodity Investment Services, LLC

Notes to Statement of Financial Condition

[            ], 20[    ]

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

Shares of Beneficial Interest

The Shares are speculative securities which involve the risk of loss.

Past performance is not necessarily indicative of future results.

See “The Risks You Face” beginning at page 14 in Part One.

THIS PROSPECTUS IS IN TWO PARTS:

A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.

THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION. YOU MUST READ THE

STATEMENT OF ADDITIONAL INFORMATION

IN CONJUNCTION WITH THE

DISCLOSURE DOCUMENT.

[            ], 2010

Jefferies Commodity Investment Services, LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO

JEFFERIES GROUP, INC.

Jefferies Group, Inc.

Jefferies Group, Inc. and its subsidiaries operate as a major global securities and investment banking firm serving companies and their investors. Jefferies Group, Inc. controls numerous operating companies, together Jefferies Group, including the Managing Owner, Jefferies Commodity Investment Services, LLC. Jefferies Group offers companies capital markets, merger and acquisition, restructuring and other financial advisory services. It provides investors fundamental research and trade execution in equity, equity-linked, and fixed income securities, including corporate bonds, government and agency securities, repo finance, mortgage- and asset-backed securities, municipal bonds, whole loans and emerging markets debt, convertible securities as well as commodities and derivatives. It also provides asset management services and products to institutions and other investors. Effective June 18, 2009, Jefferies Group, Inc.’s principal operating subsidiary, Jefferies & Company, Inc., was designated as a primary dealer by the Federal Reserve Bank of New York.

As of September 30, 2009, Jefferies Group had 2,513 employees. It maintained offices in more than 25 cities throughout the world and has its executive offices located at 520 Madison Avenue, New York, New York 10022. Its telephone number is (212) 284-2550 and its Internet address is www.jefferies.com.

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2011 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2011 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their futures broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit.

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund. The Fund and the Fund themselves are not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Clearing Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Clearing Broker and the Managing Owner are members of the NFA (the Fund and the Fund themselves are not required to become members of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his futures broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a futures broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the futures broker. If the margin call is not met within a reasonable time, the broker may close out the Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

EXHIBIT A

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by Jefferies S&P 500 VIX Short-Term Futures ETF (the “Fund”) and Jefferies Commodity Investment Services, LLC (the “Managing Owner”). The Fund and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Fund and the Managing Owner may collect the following types of information concerning investors in the Fund who are natural persons:

•	Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Fund or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Fund by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Fund or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Authorized Participant, the Clearing Broker, administrators, auditors and the legal advisers of the Fund. Additionally, the Fund and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.

For questions about the privacy policy, please contact the Managing Owner.

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares (other than selling commissions).

	Approximate Amount
Securities and Exchange Commission Registration Fee		$7,130
Financial Industry Regulatory Authority Filing Fee		10,500
Printing Expenses		[	]*
Fees of Certified Public Accountants		[	]*
Fees of Counsel		[	]*

Total	$	[	]*

*	To be provided by amendment.

Item 14.	Indemnification of Directors and Officers.

Section 4.7 of the Amended and Restated Declaration of Trust and Trust Agreement of the Fund filed as exhibits to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under the Amended and Restated Declaration of Trust and Trust Agreement) shall be indemnified by the Fund, as the case may be, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Fund, as the case may be, provided that (i) the Managing Owner was acting on behalf of or performing services for the Fund, as the case may be, and has determined, in good faith, that such course of conduct was in the best interests of the Fund, as the case may be, and such liability or loss was not the result of gross negligence or willful misconduct, or a breach of the Amended and Restated Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under the Amended and Restated Declaration of Trust and Trust Agreement shall be from assets of the Fund, as the case may be.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

1.1	Form of Initial Purchaser Agreement*

4.1	Form of Amended and Restated Declaration of Trust and Trust Agreement of Jefferies S&P 500 VIX Short-Term Futures ETF*

4.2	Form of Participant Agreement*

4.3	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Opinion of Richards, Layton & Finger, P.A., as to legality*

8.1	Opinion of Sidley Austin LLP as to income tax matters*

10.1	Form of Customer Agreement*

10.2	Form of Administration Agreement*

10.3	Form of Global Custody Agreement*

10.4	Form of Transfer Agency and Service Agreement*

10.5	Form of Distribution Services Agreement*

10.6	Form of Brokerage Agreement*

23.1	Form of Consent of Sidley Austin LLP is included as part of this Registration Statement*

23.2	Form of Consent of Richards, Layton & Finger (included in Exhibit 5.1)*

23.3	Form of Consent of Sidley Austin LLP as tax counsel (included in Exhibit 8.1)*

23.4	Consent of [Auditors], Independent Registered Public Accounting Firm, is included as part of this Registration Statement*

*	To be filed by amendment.

(b) The following financial statements are included in the Prospectus:

(1)	Jefferies S&P 500 VIX Short-Term Futures ETF

(i) Report of Independent Public Accounting Firm dated [ ].	[	]
(ii) Statement of Financial Condition dated [ ].	[	]
(iii) Notes to Statement of Financial Condition	[	]

(2)	Jefferies Commodity Investment Services, LLC

(i) Report of Independent Public Accounting Firm dated [ ].	[	]
(ii) Statement of Financial Condition dated [ ].	[	]
(iii) Notes to Statement of Financial Condition	[	]

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Stamford, State of Connecticut, on the 23rd day of April, 2010.

Jefferies S&P 500 VIX Short-Term Futures ETF

By:	Jefferies Commodity Investment Services, LLC, its Managing Owner

By:	/s/ Adam C. De Chiara
	Name:	Adam C. De Chiara
	Title:	Co-President

By:	/s/ Bradford L. Klein
	Name:	Bradford L. Klein
	Title:	Co-President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.

Jefferies Commodity Investment Services, LLC,
Managing Owner Of the Registrant

/s/ Adam C. De Chiara		Co-President	April 23, 2010
Name:	Adam C. De Chiara	(Co-Principal Executive Officer)

/s/ Bradford L. Klein		Co-President	April 23, 2010
Name:	Bradford L. Klein	(Co-Principal Executive Officer)

/s/ Peregrine C. Broadbent		Chief Financial Officer	April 23, 2010
Name:	Peregrine C. Broadbent	(Principal Financial Officer)

(Being the principal executive officers, the principal financial and accounting officer and all of the directors of Jefferies Commodity Investment Services, LLC)

Jefferies Commodity Investment Services, LLC,
Managing Owner Of the Registrant

/s/ Adam C. De Chiara		Co-President	April 23, 2010
Name:	Adam C. De Chiara	(Co-Principal Executive Officer)

/s/ Bradford L. Klein		Co-President	April 23, 2010
Name:	Bradford L. Klein	(Co-Principal Executive Officer)

/s/ Peregrine C. Broadbent		Chief Financial Officer	April 23, 2010
Name:	Peregrine C. Broadbent	(Principal Financial Officer )

P-1